Exhibit 10.3

EXECUTION COPY

TRANSFER AND SERVICING AGREEMENT

by and among

ACAS BUSINESS LOAN TRUST 2002–1,

as the Issuer,

ACAS BUSINESS LOAN LLC, 2002–1,

as the Trust Depositor,

AMERICAN CAPITAL STRATEGIES, LTD.,

as the Originator, the Servicer and the Swap Guarantor,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

as the Indenture Trustee and as the Backup Servicer

Dated as of March 15, 2002

ACAS Business Loan Trust Notes Series 2002–1

Class A, Class B and Class C Notes

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment
Exhibit B	Form of Closing Certificate of Trust Depositor
Exhibit C	Form of Closing Certificate of Servicer/Originator

Exhibit D–1	Form of Initial Certificate
Exhibit D–2	Form of Final Certificate
Exhibit E	Form of Request for Release of Documents
Exhibit F	Form of Certificate Regarding Repurchased Loans
Exhibit G	List of Loans
Exhibit H	Form of Monthly Report to Securityholders and Swap Counterparties
Exhibit I	Form of Subsequent Transfer Agreement
Exhibit J	Form of Subsequent Purchase Agreement
Exhibit K	Credit and Collection Policy
Exhibit L	List of Subordinated Loans

TRANSFER AND SERVICING AGREEMENT

THIS TRANSFER AND SERVICING AGREEMENT, dated as of March 15, 2002, is by and among:

(1)                                  ACAS BUSINESS LOAN TRUST 2002–1, a business trust created and existing under the laws of the State of Delaware, as the issuer (together with its successors and assigns, in such capacity, the “Issuer”);

(2)                                  ACAS BUSINESS LOAN LLC, 2002–1, a Delaware limited liability company, as the trust depositor (together with its successor and assigns, in such capacity, the “Trust Depositor”);

(3)                                  AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (together with its successors and assigns, “ACAS”), as the servicer (together with its successors and assigns, in such capacity, the “Servicer”), as the originator (together with its wholly–owned subsidiaries, successors and assigns, in such capacity, the “Originator”) and as the swap guarantor (together with its successors and assigns, in such capacity, the “Swap Guarantor”); and

(4)                                  WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with its successors and assigns, “Wells Fargo”), not in its individual capacity but as the indenture trustee (together with its successors and assigns, in such capacity, the “Indenture Trustee”), and not in its individual capacity but as the backup servicer (together with its successors and assigns, in such capacity, the “Backup Servicer”).

R E C I T A L S

WHEREAS, in the regular course of its business, the Originator originates, purchases and/or acquires Loans (as defined herein);

WHEREAS, the Trust Depositor acquired the Initial Loans from the Originator and may acquire from time to time thereafter certain Substitute Loans (such Initial Loans and Substitute Loans, together with certain related property as more fully described herein, being the Loan Assets as defined herein);

WHEREAS, it was a condition to the Trust Depositor’s acquisition of the Initial Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, on the Closing Date (defined herein) the Trust Depositor will fund the Issuer by selling, conveying and assigning all its right, title and interest in such Loan Assets and certain other assets to the Issuer;

WHEREAS, the Issuer is willing to purchase and accept assignment of the Loan Assets from the Trust Depositor pursuant to the terms hereof; and

WHEREAS, the Servicer is willing to service the Loan Assets for the benefit and account of the Issuer pursuant to the terms hereof;

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                            Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“ACAS” has the meaning given to such term in the Preamble.

“ACAS Transfer Agreement” means the ACAS Transfer Agreement, dated as of the date hereof, between ACAS and the Trust Depositor, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Addition Notice” means, with respect to any transfer of Substitute Loans to the Issuer pursuant to Section 2.04 (and the Trust Depositor’s corresponding prior purchase of such Loans from the Originator), a notice, which shall be given at least five (5) days prior to the related Subsequent Transfer Date, identifying the Substitute Loans to be transferred, the Outstanding Loan Balance of such Substitute Loans and the related Substitution Event (with respect to an identified Loan or Loans then in the Loan Pool) to which such Substitute Loan relates, with such notice to be signed both by the Trust Depositor and the Originator.

“Additional Principal Amount” means, with respect to any Payment Date, an amount equal to, but in no event less than zero, the excess of the Aggregate Outstanding Principal Balance prior to any distribution on such day over (i) the sum of the Aggregate Outstanding Loan Balance as of the last Business Day of the related Collection Period and (ii) all Principal Collections on deposit in the Collection Account as of the last Day of the immediately preceding Collection Period.

“Additional Servicing Fee” means an amount, in addition to the Servicing Fee, necessary to induce a Successor Servicer to serve as Servicer hereunder.

“Affiliate” of any specified Person means any other Person controlling or controlled by, or under common control with, such specified Person.  For the purposes of this definition, “control” (including the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 5% or more of the voting securities of such Person or to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

“Agented Notes” means one or more promissory notes issued by an Eligible Obligor wherein (a) the note(s) are originated in accordance with the Credit and Collection Policy as a part of a syndicated loan transaction, (b) upon an assignment of the note to the Trust Depositor under the ACAS Transfer Agreement and in turn to the Issuer under this Agreement, the original note will be endorsed to the Indenture Trustee, and held by the Indenture Trustee, on behalf of the Noteholders and the Swap Counterparties, (c) the Issuer, as assignee of the note, will have all of the rights (but none of the obligations) of the Originator with respect to such note and the Collateral, including the right to receive and collect payments directly in its own name and to enforce its rights directly against the Obligor thereof, (d) the note is secured by an undivided interest in the Collateral which also secures and is shared by, on a pro–rata basis, all other holders of such Obligor’s notes of equal priority and (e) other than with respect to the Loan to Marcal which will be sold to the Trust Depositor and the Issuer, respectively, on the Closing Date, the Originator (or American Capital Financial Services, Inc., a wholly–owned subsidiary of the Originator) is the collateral agent and payment agent for all noteholders of such Obligor; provided, however, Agented Notes shall not include (1) the obligations, if any, of any agents under the Loan Documents evidencing such Agented Loans, and (2) the interests, rights and obligations under the Loan Documents evidencing such Agented Notes that are retained by the Originator or are owned or owed by other noteholders.

“Aggregate Notional Amount” shall have the meaning given to such term in the Indenture.

“Aggregate Outstanding Loan Balance” means, with respect to any Payment Date, an amount equal to the aggregate remaining Outstanding Loan Balance of the Loans as of the last day of the related Collection Period after giving effect to Defaulted Loans, Prepaid Loans, Ineligible Loans and Excess Loans.

“Aggregate Outstanding Principal Balance” means, as of any date of determination, the sum of the Outstanding Principal Balances of each Class of Notes outstanding on such date.

“Agreement” means this Transfer and Servicing Agreement, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Assignment” means each Assignment, substantially in the form of Exhibit A, relating to an assignment, transfer and conveyance of Loans and related property by the Trust Depositor to the Issuer.

“Assignment Date” means each date on which the Trust Depositor transfers Loans, or portions thereof, to the Issuer, which date shall be (i) the Closing Date, in the case of the Initial Loans and (ii) the applicable Subsequent Transfer Date, in the case of the Subsequent Loans.

“Assignment of Mortgage” means, as to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of an undivided interest in the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan to the Issuer as assignee of the Trust Depositor and to grant a perfected Lien thereon in favor of the Indenture Trustee on behalf of the Noteholders and the Swap Counterparties; provided, however, with respect to Agented Notes and all other Loans where a collateral agent has been appointed under the related Loan Documents to hold the collateral securing the Loan, Assignment of Mortgage shall mean such documents, including assignments, notices of transfer or equivalent instruments, each in recordable form as necessary, as are sufficient under the laws of the relevant jurisdiction to reflect the transfer to the Originator (or American Capital Financial Services, Inc., a wholly–owned subsidiary of the Originator), as collateral agent for all noteholders of the Obligor, of the related mortgage, deed of trust, security deed or other similar instrument securing such notes and all other documents relating to such notes and to grant a perfected Lien thereon by the Obligor in favor of the Originator (or American Capital Financial Services, Inc., a wholly–owned subsidiary of the Originator), as collateral agent for all such noteholders.

“Available Amounts” means, as of any Payment Date, the sum of (i) all Collections on deposit in the Collection Account as of the immediately preceding Determination Date (ii) all Investment Earnings credited to the Trust Accounts as of the last day of the immediately preceding Collection Period, and (iii) all amounts on deposit in the Reserve Fund.

“Backup Servicer” has the meaning given to such term in the Preamble and includes any successor backup servicer hereunder.

“Backup Servicer Termination Notice” has the meaning given to such term in subsection 5.25(a).

“Backup Servicer Transfer” has the meaning given to such term in subsection 5.25(b).

“Backup Servicing Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Issuer and the Backup Servicer, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Business Day” means any day which is neither a Saturday or a Sunday, nor another day on which banking institutions in the cities of New York, New York or Minneapolis, Minnesota are authorized or obligated by law, executive order, or governmental decree to be closed.

“Business Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del Code 3801 et. seq., as the same may be amended from time to time, or any successor legislation thereto.

“Case Logic” means Case Logic, Inc. and CL Holdings, Inc.

“Casualty Loss” means, with respect to any item of Collateral, the loss, theft, damage beyond repair or governmental condemnation or seizure of such item of Collateral.

“Certificate” means each ACAS Business Loan Trust 2002–1 Certificate representing a beneficial equity interest in the Issuer and issued pursuant to the Trust Agreement.

“Certificate Distribution Account” has the meaning given to such term in the Trust Agreement.

“Certificate Register” has the meaning given to such term in the Trust Agreement.

“Certificateholder” has the meaning given to such term in the Trust Agreement.

“Class” means any of the group of Notes identified herein as, as applicable, the Class A Notes, the Class B Notes or the Class C Notes.

“Class A Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions made on such day) and (ii) the applicable Class A Interest Rate for such Interest Accrual Period.

“Class A Interest Rate” means the annual rate of interest payable with respect to the Class A Notes, which shall be equal to 2.40% for the first Payment Date and, thereafter, shall be equal to LIBOR plus 0.50% per annum (in each case calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class A Expected Maturity Date” means November 20, 2005.

“Class A Noteholder” means each Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means the ACAS Business Loan Trust 2002–1, Class A Loan–Backed Notes, Series 2002–1, issued pursuant to the Indenture.

“Class A Trigger” means any Payment Date on or after November 20, 2005 on which any of the Class A Notes shall be outstanding.

“Class B Accrued Payable” means, with respect to any Payment Date, the sum of, for each preceding Payment Date, the excess, if any, of (i) the amount that would have been calculated as the Class B Interest Amount on each such preceding Payment Date if the calculation was made using clause (ii)(a) of the definition of “Class B Interest Amount” only and clause (ii)(b) of the definition was not used over (ii) the amount calculated as the Class B Interest Amount on each such preceding Payment Date, together with interest thereon at the then applicable Class B Interest Rate.

“Class B Interest Amount” means, with respect to each Interest Accrual Period, an amount equal to the product of (i) the applicable Class B Interest Rate for such Interest Accrual Period and (ii) the lesser of (a) the Outstanding Principal Balance of the Class B Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions on such day) and (b) the excess, if any, of (x) the Aggregate Outstanding Loan Balance as of the last day of the related Collection Period over (y) the Outstanding Principal Balance of the Class A Notes as of the first day of such Interest Accrual Period (after giving effect to all distributions on such day); provided, however, that for purposes of this definition, in no event will the amount determined pursuant to clause (b) hereof be less than zero.

“Class B Interest Rate” means the annual rate of interest payable with respect to the Class B Notes, which shall be equal to 3.40% for the first Payment Date and, thereafter, shall be equal to LIBOR plus 1.50% per annum (in each case calculated on the basis of a year of 360 days and actual days elapsed in the Interest Accrual Period).

“Class B Expected Maturity Date” means March 20, 2007.

“Class B Noteholder” means each Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means the ACAS Business Loan Trust 2002–1, Class B Loan–Backed Notes, Series 2002–1, issued pursuant to the Indenture.

“Class B Trigger” means any Payment Date on or after March 20, 2007 on which any of the Class B Notes shall be outstanding.

“Class C Expected Maturity Date” means June 20, 2009.

“Class C Noteholder” means each Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means the ACAS Business Loan Trust 2002–1, Class C Loan–Backed Notes, Series 2002–1, issued pursuant to the Indenture.

“Closing Date” means March 15, 2002.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

“Collateral” means the assets of each Obligor that have been pledged as security for each Loan, including but not limited to real and personal property, accounts receivable, inventory, equipment and intellectual property rights.

“Collection Account” means the Trust Account so designated and established pursuant to Section 7.01.

“Collection Period” means (a) with respect to the first Payment Date, the period from and including the Initial Cut–Off Date to but excluding the 10th day of the calendar month in which such Payment Date occurs, and (b) with respect to any subsequent Payment Date, the period from and including the 10th day of the previous calendar month to but excluding the 10th day of the calendar month in which such Payment Date occurs.

“Collections” means all payments received on or with respect to the Loans in the Loan Pool or the related Collateral, including, without limitation, Net Trust Swap Receipts, Swap Breakage Receipts, Scheduled Payments, Prepayments, Prepayment Premiums, Insurance Proceeds, Liquidation Proceeds and Late Charges, all as related to amounts attributable to the Loans in the Loan Pool or the related Collateral, but excluding any Excluded Amounts and Retained Interest.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Computer Records” means the computer records generated by the Servicer or any subservicer that provide information relating to the Loans and that were used by the Originator in selecting the Loans conveyed to the Trust Depositor pursuant to Section 2.01 (and any Substitute Loans conveyed to the Trust Depositor pursuant to Section 2.04).

“Contractual Obligation” means, with respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

“Corporate Trust Office” means, with respect to the Indenture Trustee or Owner Trustee, as applicable, the office of the Indenture Trustee or Owner Trustee at which at any particular time its corporate trust business shall be principally administered, which offices at the date of the execution of this Agreement are located at the addresses set forth in Section 13.04.

“CP Transaction” means the Loan Funding and Servicing Agreement, dated as of March 31, 1999, among ACS Funding Trust I, the Servicer, the Investors named therein, Variable Funding Capital Corporation, First Union Securities, Inc. (f/k/a First Union Capital Markets Corp.), First Union National Bank and Wells Fargo Bank Minnesota, National Association (f/k/a Norwest Bank Minnesota, National Association), as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, and all documents executed in connection therewith and all transactions contemplated thereby.

“Credit and Collection Policy” means those credit, collection, customer relation and service policies relating to the Loans and related Loan Files described in Exhibit K, as the same may be amended or modified from time to time in accordance with subsection 5.17(g); and, with respect to any Successor Servicer, the collection procedures and policies of such Person at the time such Person becomes Successor Servicer.

“Cut–Off Date” means either or both (as the context may require) the Initial Cut–Off Date and any Subsequent Cut–Off Date, as applicable to the Loan or Loans in question.

“Cycle Gear” means Cycle Gear, Inc.

“Date of Processing” means, with respect to any transaction or Collection, the date on which such transaction or Collection is first recorded (and, in the case of a transaction or Collection related to a particular Loan, identified as to such particular Loan) on the Originator’s or Servicer’s computer master file of Loans (without regard to the effective date of such recordation).

“Deal Agent” means First Union Securities, Inc., as deal agent under the CP Transaction.

“Defaulted Loan” means a Loan in the Loan Pool with respect to which there has occurred one or more of the following: (i) the occurrence of both (a) any portion of a payment of interest on or principal of such Loan is not paid when due (without giving effect to any grace period) and (b) within one hundred twenty (120) days of when such delinquent payment was first due, all delinquencies have not been cured, (ii) an Insolvency Event has occurred with respect to the related Obligor, (iii) the related Obligor has suffered any material adverse change, (iv) the Servicer has determined in its sole discretion, in accordance with its Credit and Collection Policy, that such Loan is not collectible or (v) if on a quarterly mark–to–market the value is written down due to a credit event, then that portion of the Loan is defaulted.

“Deferred Interest Loans” means a Loan that requires the Obligor to pay only a portion of the accrued and unpaid interest on a current basis, the remainder of which is deferred and paid later together with interest thereon as a lump sum and is treated as Interest Collections at the time it is received.

“Definitive Notes” shall have the meaning specified in the Indenture.

“Delinquent” means, with respect to a Loan, (i) both (a) any portion of a payment of interest or principal on such Loan is not paid when due (without giving effect to any grace period) and (b) within sixty (60) days of when such delinquent payment was first due all delinquencies have not been cured, (ii) the Loan is modified, waived or varied by the Servicer or any subservicer due to an Obligor’s inability to pay principal or interest or (iii) the related Obligor is not paying any of the accrued and unpaid interest on a current basis.

“Determination Date” means, with respect to any Payment Date, the third (3rd) Business Day prior to such Payment Date.

“Eligible Deposit Account” means either (a) a segregated account with a Qualified Institution, or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a (i) in the case of Moody’s, a credit rating in one of its short–term credit rating categories that signifies investment grade, (ii) in the case of Fitch, a short–term credit rating of at least “F–1+”, and (iii) in the case of S&P, a commercial paper, short–term debt rating of “A–1+” and a long–term unsecured debt rating of “AA–”.

“Eligible Investments” means, with respect to any Payment Date, negotiable instruments or securities or other investments maturing on or before such Payment Date (a) which, except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a clearing agency or by a Federal

Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (b) that, as of any date of determination, mature by their terms on or prior to the Payment Date immediately following such date of determination, and (c) that evidence:

(i)            direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(ii)           demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Issuer’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency, which, in the case of Fitch, shall be “F–1+”;

(iii)          commercial paper, or other short term obligations, having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency, which, in the case of Fitch, shall be “F–1+”;

(iv)          demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P–1” and “A–1+”, respectively, and, if rated by Fitch, from Fitch of “F–1+”;

(v)           notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (ii) above;

(vi)          investments in taxable money market funds or other regulated investment companies having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from Moody’s, S&P and Fitch (if rated by Fitch) or otherwise subject to satisfaction of the Rating Agency Condition;

(vii)         time deposits (having maturities of not more than ninety (90) days) by an entity the commercial paper of which has, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency;

(viii)        Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies, which, in the case of Fitch, shall be “F–1+” and in the case of S&P shall be “A–1+”; or

(ix)           any negotiable instruments or securities or other investments subject to satisfaction of the Rating Agency Condition.

The Indenture Trustee may purchase or sell to itself or an Affiliate, as principal or agent, the Eligible Investments described above.

“Eligible Loan” means, as of any date of determination, each Loan with respect to which each of the following is true:

(1)           the Loan and the pledge of Collateral thereunder is valid, binding and enforceable, except the enforcement may be limited by insolvency, bankruptcy, moratorium, reorganization or other similar laws affecting enforceability of creditors’ rights and the availability of equitable remedies, and, except with respect to the Loan to Omnova, the Loan contains a clause substantially to the effect that the related Obligor agrees to make payments without any deduction, offset, netting, recoupment, defenses, reservation of rights or counterclaim;

(2)           the Loan is evidenced by an Underlying Note that has been duly authorized and that is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon;

(3)           the Loan was originated in accordance with the terms of the Credit and Collection Policy and arose in the ordinary course of the Originator’s business from the loaning of money to the Obligor thereof;

(4)           the Loan is not a Defaulted Loan and is not Delinquent;

(5)           the Obligor of such Loan has executed all appropriate documentation required by the Originator;

(6)           the Loan, together with the Loan File related thereto, is a “general intangible”, “payment intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of a security interest granted therein;

(7)           all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

(8)           the Loan is denominated and payable only in United States dollars in the United States;

(9)           the Loan bears some current interest, which is due and payable monthly or quarterly;

(10)         the Loan, together with the Loan File related thereto, does not contravene in any material respect any Requirements of Law (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan File related thereto is in material violation of any such Requirements of Law;

(11)         no consent or waiver is required in connection with the transfer of the Loan or the Loans File, or, if such consent or waiver is required, such consent or waiver has been obtained, and, if such Loan is secured by an interest in real property, an Assignment of Mortgage has been delivered to the Indenture Trustee (excluding the Loan to Cycle Gear);

(12)         the Loan was documented and closed in accordance with the Credit and Collection Policy, including the delivery of relevant opinions and assignments, and there is only one current original Underlying Note with respect to such Loan and such Underlying Note has been delivered to the Indenture Trustee and is duly endorsed;

(13)         the Loan and all related Collateral are free of any Liens except for Permitted Liens, and all filings and other actions required to perfect the security interest of (i) the Indenture Trustee in the Originator’s, the Trust Depositor’s and the Issuer’s interest in the Collateral have been made or taken and (ii) in the case of Agented Notes, the collateral agent, as agent for all noteholders of the related Obligor, in the Collateral;

(14)         the Loan has an original term to maturity of no more than one hundred twenty–one (121) months, and is either fully amortizing in installments (which installments need not be in identical amounts) over such term or the principal amount thereof is due in a single installment at the end of such term;

(15)         no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Loan;

(16)         any related Collateral with respect to such Loan is insured under an Insurance Policy in accordance with the Credit and Collection Policy;

(17)         the Obligor with respect to such Loan is an Eligible Obligor;

(18)         such Loan does not represent payment obligations relating to “put” rights;

(19)         the Loan is not a loan or extension of credit made by the Originator or one of its subsidiaries to an Obligor for the purpose of making any principal, interest (other than deferred interest) or other payment on a loan to the same Obligor necessary in order to keep such loan from becoming delinquent and such Loan is not being kept current by the Originator or one of its Affiliates making any other loans to this Obligor;

(20)         no provision of the Loan has been waived, altered or modified in any way, except by instruments or documents contained in the Loan File relating to the Loan;

(21)         the Loan has an Eligible Risk Rating, with the exception of Loans to two (2) Obligors representing less than 8.3% of the Initial Aggregate Outstanding Loan Balance;

(22)         the Loan is an “eligible asset” as defined in Rule 3a–7 of the Investment Company Act of 1940, as amended;

(23)         if such Loan was originated on or after December 1, 2000, the Obligor of such Loan has waived all rights of set–off, counterclaim, rescission and/or defense to payment against the Originator of the Loan and all assignees thereof;

(24)         with respect to Agented Notes, the related Loan Documents (a) shall include a note purchase agreement containing provisions relating to the appointment and duties of a payment agent and a collateral agent and intercreditor and (if applicable) subordination provisions substantially similar to the forms provided to and approved by the Deal Agent in the CP Transaction, and (b) are duly authorized, fully and properly executed and are the valid, binding and unconditional payment obligation of the Obligor thereof;

(25)         with respect to Agented Notes (other than the Loan to Marcal), the Originator (or American Capital Financial Services, Inc., a wholly–owned subsidiary of the Originator) has been appointed the collateral agent of the security and the payment agent for all such notes prior to such Agented Note becoming a part of the Loan Assets;

(26)         with respect to Agented Notes, if the entity serving as the collateral agent of the security for all syndicated notes of the Obligor has or will change from the time of the origination of the notes, all appropriate assignments of the collateral agent’s rights in and to the collateral on behalf of the noteholders have been executed and filed or recorded as appropriate prior to such Agented Note becoming a part of the Loan Assets;

(27)         with respect to Agented Notes, all required notifications, if any, have been given to the collateral agent, the payment agent and any other parties required by the Loan Documents of, and all required consents, if any, have been obtained with respect to, the Originator’s assignment of the Agented Notes and the Originator’s right, title and interest in the Collateral to the Issuer as assignee of the Trust Depositor and the Indenture Trustee’s security interest therein on behalf of the Securityholders and the Swap Counterparties;

(28)         with respect to Agented Notes, the right to control the actions of and to replace the collateral agent and/or the paying agent of the syndicated notes is by the Note Majority;

(29)         with respect to Agented Notes, all syndicated notes of the Obligor of the same priority are cross–defaulted, the Collateral securing such notes is held by the collateral agent for the benefit of all holders of the syndicated notes, and all holders of such notes (a) have an undivided interest in the collateral securing such notes, (b) share in the proceeds of the sale or other disposition of such collateral on a pro–rata basis and (c) may transfer or assign their right, title and interest in the Collateral securing such notes;

(30)         with regard to the Loan to Case Logic, the Underlying Note evidencing the Loan has been issued in the name of the Issuer and received by the Indenture Trustee within fifteen (15) Business Days after the Closing Date;

(31)         all information in the List of Loans is true and correct;

(32)         all original or certified documentation, including but not limited to the original Underlying Notes, required to be delivered to the Indenture Trustee with respect to such Loans has been or will be delivered on the related Assignment Date (or, in the case of the Loan to Case Logic, within fifteen (15) Business Days after the Closing Date);

(33)         immediately prior to the transfer of the Loan, the Originator held good and indefeasible title to and was the sole owner of the Loan being transferred to the Trust Depositor and the Issuer, subject to no Liens or rights of others except for Permitted Liens, and upon such transfer, the Issuer will hold good and indefeasible title to and be the sole owner of such Loans;

(34)         to the actual knowledge of the Originator, the documents signed by a Responsible Officer of the Originator, contained in the Loan Files, do not (taken as a whole together with the other components of the Loan File) contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made;

(35)         as of the related assignment date, no payment related default, breach or violation has occurred under the Underlying Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a payment related default, breach or violation;

(36)         all parties executing the Underlying Note had a legal capacity to execute the Underlying Note at the time it was executed; and

(37)         as of the Initial–Cut Off Date, no Loan contained a provision obligating the Originator to make additional fundings with respect to the Underlying Note.

“Eligible Obligor” means, as of any date of determination, any Obligor that satisfies each of the following requirements at all times:

(1)           such Obligor is not in the gaming, nuclear waste, bio–tech, oil and gas or real estate industries;

(2)           such Obligor is a legal operating entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

(3)           the business being financed by such Obligor has an Operating History of at least sixty (60) months from the date of its incorporation;

(4)           such Obligor is not the subject of any Insolvency Event;

(5)           such Obligor is not an Affiliate of any other Obligor hereto (other than as a result of being an Affiliate of the Originator);

(6)           no other Loan of such Obligor is delinquent for more than thirty (30) days;

(7)           such Obligor is not a Governmental Authority;

(8)           such Obligor is in compliance with all material terms and conditions of its Loan Documents;

(9)           such Obligor’s principal office and any related Collateral are located in the United States; and

(10)         such Obligor has an Eligible Risk Rating.

“Eligible Repurchase Obligations” means repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clauses (c)(ii) and (c)(iv) of the definition of Eligible Investments.

“Eligible Risk Rating” means, on any date of determination, with respect to a designated Obligor, a risk rating of “Grade 3” or “Grade 4.”

“Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.

“Excess Loan” means, as of any date of determination, each Loan selected by the Servicer in accordance with Section 11.01 at such time as there shall have been discovered a breach of any of the representations and warranties set forth in Section 3.05, the removal of which pursuant to Section 11.01 and the Originator’s repurchase thereof or substitution of a Substitute Loan therefor pursuant to Section 11.01 shall remedy such breach.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation thereto.

“Excluded Amounts” means any collections with respect to repurchased or substituted Loans.

“FDIC” shall mean the Federal Deposit Insurance Corporation, or any successor thereto.

“Fee Event” shall have the meaning given to such term in the Indenture.

“Fitch” means Fitch, Inc. or any successor thereto.

“Fixed Rate Loans” means Loans with a fixed interest rate.

“Fixed Rate Permitted Excess Amount” shall have the meaning given to such term in the Indenture.

“Floating Rate Loans” means Loans with a floating interest rate based on the prime interest rate plus a spread.

“Floating Rate Permitted Excess Amount” shall have the meaning given to such term in the Indenture.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any court or arbitrator having jurisdiction over such Person.

“Grade 2” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of the credit quality of the underlying assets, (i) the Obligor is performing below expectations and the loan risk has increased since origination; (ii) the Obligor may be out of compliance with debt covenants; however, loan payments are not more than one hundred twenty (120) days past due; and (iii) the Originator will increase procedures to monitor the Obligor and will write down the fair value of the loan if it is deemed to be impaired in accordance with the Credit and Collection Policy.

“Grade 3” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing as expected, the risk factors are neutral to favorable and the Loan risk is at an acceptable level that is similar to the risk at the time of origination.

“Grade 4” means that, under the Originator’s loan grading system, which ranks loans based on its analysis of credit quality of the underlying assets, the Obligor is performing above expectations, the trends and risk factors are generally favorable and the Loan involves the least amount of risk in the Originator’s portfolio.

“Highest Required Investment Category” means (i) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), F–1+for short–term instruments and AAA for long–term instruments, (ii) with respect to ratings assigned by Moody’s, A2 and P–1 for one (1) month instruments, A1 and P–1 for three (3) month instruments, Aa3 and P–1 for six (6) month instruments and Aaa and P–1 for instruments with a term in excess of six (6) months, and (iii) with respect to ratings assigned by S&P, A–1+ for short–term instruments and AAA for long–term instruments.

“Holder” means (i) with respect to a Certificate, the Person in whose name such Certificate is registered in the Certificate Register, and (ii) with respect to a Note, the Person in whose name such Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indenture” means the Indenture, dated as of the date hereof, between the Issuer and the Indenture Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Indenture Collateral” has the meaning given to such term in the “granting clause” of the Indenture.

“Indenture Trustee” means the Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“Indenture Trustee Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Originator, the Trust Depositor, the Issuer and the Indenture Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Independent” means, when used with respect to any specified Person, a Person who (i) is in fact independent of each of the Issuer, the Trust Depositor or ACAS, (ii) is not a director, officer or employee of any Affiliate of any of the Issuer, the Trust Depositor or ACAS, (iii) is not a Person related to any officer or director of any of the Issuer, the Trust Depositor or ACAS or any of their respective Affiliates, (iv) is not a holder (directly or indirectly) of more than 10% of any voting securities of any of the Issuer, the Trust Depositor or ACAS or any of their respective Affiliates, and (v) is not connected with any of the Issuer, the Trust Depositor or ACAS as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, a Person that otherwise satisfies the requirements of clauses (i) through (v), but is a director, officer or manager of a bankruptcy remote special purpose Affiliate of ACAS, will be deemed to be Independent for purposes hereof.

“Independent Accountants” has the meaning given to such term in subsection 9.04(a).

“Ineligible Loan” has the meaning given to such term in Section 11.01 and includes such Loans described in subsection 12.05(b).

“Initial Aggregate Outstanding Loan Balance” means the Aggregate Outstanding Loan Balance as of the Initial Cut–Off Date of the Loans transferred to the Issuer as of the Closing Date.

“Initial Aggregate Outstanding Principal Balance” means, when used in the context of a reference to an individual Class of Notes, the initial class principal balance applicable to such Class, and otherwise means, collectively, the sum of the Initial Class A Principal Balance, the Initial Class B Principal Balance and the Initial Class C Principal Balance, i.e., $196,397,068.03.

“Initial Class A Principal Balance” means $98,198,000.00.

“Initial Class B Principal Balance” means $49,099,000.00.

“Initial Class C Principal Balance” means $49,100,068.03.

“Initial Cut–Off Date” means February 10, 2002.

“Initial Loans” means those Loans conveyed to the Issuer on the Closing Date and identified on the initial List of Loans required to be delivered pursuant to subsection 2.02(iv).

“Initial Purchaser” means First Union Securities, Inc.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding–up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed or undismissed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under such law, taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of this property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means the Bankruptcy Code of the United States and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeds” has the meaning given to such term in Section 10.01.

“Insurance Policy” means, with respect to any Loan, an insurance policy covering physical damage to or loss of the related Collateral, and any other insurance policies relating to such Loan, including but not limited to title, property, hazard, liability, life and/or accident insurance policies.

“Insurance Proceeds” means, depending on the context, any amounts payable or any payments made under any Insurance Policy covering a Loan or the Collateral.

“Interest Accrual Period” means the period from and including the most recent Payment Date to but excluding the following Payment Date; provided, that, the initial Interest Accrual Period following the Closing Date shall be the period from and including the Closing Date to but excluding the first Payment Date following the Closing Date.

“Interest Collection Account” means a sub–account of the Collection Account established pursuant to Section 7.01.

“Interest Collections” mean, with respect to any Collection Period, the aggregate amount of (i) the payments received by the Servicer on the Loans attributable to interest on such Loans, including payments of capitalized interest with respect to Deferred Interest Loans and all Late Charges and default and waiver charges, (ii) all Liquidation Proceeds on Defaulted Loans whether attributable to interest or principal, (iii) any Net Trust Swap Receipts and Swap Breakage Receipts and (iv) the interest portion of all Prepayments.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

“Investment Earnings” means the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be credited to the Collection Account on the applicable Payment Date pursuant to Section 7.03.

“Issuer” means the trust created by the Trust Agreement and funded pursuant to this Agreement, consisting primarily of the Loan Assets.

“Late Charges” means any late payment fees paid by Obligors in accordance with the Servicer’s Credit and Collection Policy.

“Legal Final Maturity Date” has the meaning given to such term in the Indenture.

“LIBOR” means, as to any Payment Date, the London interbank offered rate for one (1) month Eurodollar deposits, as determined by the Indenture Trustee on the related Determination Date, in accordance with Section 7.06.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), equity interest, participation interest, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Expenses” means, with respect to any Loan, the aggregate amount of all out–of–pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) and any reasonably allocated costs of internal counsel, in each case in accordance with the Servicer’s Credit and Collection Policy in connection with the foreclosure and disposition of any related Collateral or the bankruptcy of an Obligor upon or after the expiration or earlier termination or acceleration of such Loan, and other out–of–pocket costs related to the liquidation of any such Collateral, including the attempted collection of any amount owing pursuant to such Loan if it is a Defaulted Loan, but only to the extent gross recoveries with respect to such Loan provide funds sufficient, after payment of all principal and accrued finance charges due with respect to such Loan, to cover such expenses and costs; provided, however, to the extent any such “Liquidation Expenses” relate to any Loan with a Retained Interest, such expenses shall be allocated pro–rata to such Loan based on the Outstanding Loan Balance of such Loan included in the Loan Pool and the outstanding loan balance of the Retained Interest.

“Liquidation Proceeds” means, with respect to a Defaulted Loan, proceeds from the sale of the Collateral, Insurance Proceeds and any other recoveries with respect to such Defaulted Loan and the related Collateral, net of Liquidation Expenses and amounts, if any, so received that are required either to be refunded to the Obligor on such Loan or paid to a third party.

“List of Loans” means the list identifying each Loan constituting part of the Loan Assets, which list shall consist of the initial List of Loans reflecting the Initial Loans transferred to the Issuer on the Closing Date, together with any Subsequent List of Loans amending the most current List of Loans reflecting the Substitute Loans transferred to the Issuer on the related Subsequent Transfer Date (together with a deletion from such list of the related Loan or Loans identified on the corresponding Addition Notice with respect to which a Substitution Event has occurred), and (1) which list in each case (a) identifies by account number and Obligor name each Loan included in the Loan Pool, and (b) sets forth as to each such Loan (i) the Outstanding Loan Balance as of the applicable Cut–Off Date, and (ii) the maturity date, and (2) which list (as in effect on the Closing Date) is attached to this Agreement as Exhibit G.

“Loan” means the payment obligations of each Obligor to the Originator under senior or subordinated loans created under the related Loan Documents and evidenced by an Underlying Note, transferred by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer, and including both Initial Loans and Substitute Loans.

“Loan Assets” has the meaning given to such term in subsection 2.01(b) hereof (and in subsection 2.04(a) hereof in respect of Substitute Loans and related assets transferred to the Issuer pursuant to Subsequent Transfer Agreements).

“Loan Documents” means, with respect to any Loan, the related Underlying Note and any related loan agreement, security agreement, note purchase agreement (if applicable), intercreditor and/or subordination agreement (if applicable), mortgage, assignment of Loans, all guarantees and UCC financing statements and continuation statements (including amendments or modifications thereof) executed by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Loan and the related Underlying Note, and for each Loan secured by real property, an Assignment of Mortgage (excluding the Loan to Cycle Gear), and for all Loans secured by an Underlying Note, an assignment in blank signed by an officer of the Originator.

“Loan File” means, with respect to each Loan, the Loan Documents, and such other documents, if any, that the Servicer keeps on file in accordance with its Credit and Collection Policy and all other documents originally delivered to the Originator or held by the Servicer with respect to any Loan; provided, that, all documents, other than the Underlying Note along with any assignment (which may be by allonge), constituting the Loan File may be copies of such documents.

“Loan Pool” means, as of any date of determination, the Initial Loans and the Substitute Loans (if any), other than any such Loans that (i) have been reconveyed by the Issuer to the Trust Depositor, and concurrently by the Trust Depositor to the Originator, pursuant to Section 11.02 hereof, or (ii) have been paid (or prepaid) in full.

“London Banking Day” means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Marcal” means Marcal Paper Mills, Inc.

“Materially Modified Loan” means a Loan that has been terminated, released (including pursuant to prepayment), amended, modified, waived or subject to an equivalent similar undertaking or agreement by the Servicer which is not permitted under the standards and criteria set forth in Sections 5.08 and/or 5.09 hereof, as applicable.

“Maturity Date” means, as applicable, the Class A Expected Maturity Date, the Class B Expected Maturity Date or the Class C Expected Maturity Date.

“Monthly Report” has the meaning given to such term in Section 9.01.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Trust Swap Payments” means, with respect to each Payment Date, the excess, if any, of (i) the payments required to be made on such date by the Issuer to the Swap Counterparties under Section 2(a) of each Swap over (ii) the payments required to be made on such date by the Swap Counterparties to the Issuer under Section 2(a) of each Swap, together with any interest thereon.

“Net Trust Swap Receipts” means, with respect to each Payment Date, the excess, if any, of (i) the payments required to be made on such date by the Swap Counterparties to the Issuer under Section 2(a) of each Swap over (ii) the payments required to be made on such date by the Issuer to the Swap Counterparties under Section 2(a) of each Swap, together with any interest thereon.

“New York Business Day” means any Business Day in the city of New York, New York.

“Note” means any one of the notes of the Issuer of any Class executed and authenticated in accordance with the Indenture.

“Note Distribution Account” means the account established and maintained as such pursuant to Section 7.01.

“Note Register” has the meaning given to such term in Section 2.04 of the Indenture.

“Note Majority” means, with respect to Agented Notes, the holders of the notes evidencing not less than 66 2/3% of the outstanding amount of all such notes of the Obligor.

“Obligor” means, with respect to any Loan, the Person or Persons obligated to make payments with respect to such Loan, including any guarantor thereof.

“Officer’s Certificate” shall mean a certificate signed by any officer of the Trust Depositor or the Servicer and delivered to the Owner Trustee or the Indenture Trustee, as the case may be.

“Omnova” means Omnova Solutions, Inc.

“One–Month Index Maturity” has the meaning given to such term in Section 7.06.

“Operating History” means, with respect to any specified Person, the time since the date of such Person’s incorporation that it has continuously operated its business; provided, however, the Operating History of any Person newly formed as a result of a merger of two or more Persons or as a result of the acquisition of one or more Persons by a newly formed Person (“Merged Parties”) shall be based on the weighted average (by relative sales) of the Operating Histories of the Merged Parties (excluding for such purposes, entities that are created only for the purpose of being acquisition entities); for example, if Corporation A, with sales of $10 million, has an Operating History of 4 years, and Corporation B, with sales of $20 million, has an Operating History of 8 years, merge to form “NEWCO”, the Operating History of NEWCO will be 6.67 years.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel, or internal counsel (except with respect to federal securities law (including the Trust Indenture Act) or tax law matters), for the Trust Depositor or the Servicer and who shall be reasonably acceptable to the Owner Trustee or the Indenture Trustee, as the case may be.

“Originator” has the meaning given to such term in the Preamble.

“Other Assets” has the meaning given to such term in subsection 13.09(b).

“Outstanding” has the meaning given to such term in the Indenture.

“Outstanding Loan Balance” means, with respect to a Loan, as of any date of determination, the sum of the total remaining amounts of principal payable as of such time by the Obligor thereunder, exclusive of (a) interest payments and (b) capitalized interest amounts, it being understood that any principal previously covered by a Servicer Advance will be excluded from principal amounts payable for purposes of this definition.

“Outstanding Principal Balance” means, with respect to any Class of Notes, as of any date of determination, the aggregate initial principal amount thereof, plus, in the case of the Class B Notes only, the capitalized interest from the Class B Accrued Payable, as reduced by the aggregate amount of any distributions applied in reduction of such principal amount.

“Owner Trustee” means the Person acting, not in its individual capacity, but solely as Owner Trustee, under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Owner Trustee Fee” has the meaning given to such term in the fee letter, dated as of the date hereof, among the Owner Trustee, the Trust Depositor, the Originator and the Issuer, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Paying Agent” has the meaning given to such term in Section 3.03 of the Indenture and Section 3.10 of the Trust Agreement.

“Payment Date” shall mean the 20th day of each calendar month or, if such 20th day is not a Business Day, the next succeeding Business Day, with the first such Payment Date hereunder occurring in March, 2002.

“Permitted Liens” means:

(a)           with respect to Loans in the Loan Pool:

(i)            Liens in favor of the Trust Depositor created pursuant to the ACAS Transfer Agreement and transferred to the Issuer pursuant hereto;

(ii)           Liens in favor of the Issuer created pursuant to this Agreement; and

(iii)          Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement; and

(b)           with respect to the interest of the Originator, the Trust Depositor and the Issuer in the related Collateral:

(i)            materialmen’s, warehousemen’s, mechanics’ and other Liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith;

(ii)           Liens for state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings;

(iii)          Liens in favor of the Trust Depositor created, and transferred by the Trust Depositor to the Issuer, pursuant to the ACAS Transfer Agreement and this Agreement;

(iv)          Liens in favor of the Issuer created pursuant to this Agreement;

(v)           Liens in favor of the Indenture Trustee created pursuant to the Indenture and/or this Agreement;

(vi)          purchase money security interests in equipment and Liens held by senior lenders with respect to any subordinated Loans listed on Exhibit L; and

(vii)         with respect to Agented Notes, Liens in favor of the collateral agent on behalf of all noteholders of the related Obligor.

“Person” means any individual, corporation, estate, partnership, business trust, limited liability company, sole proprietorship, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, government, agency or political subdivision thereof, or any other entity.

“Prepaid Loan” means any Loan that has terminated or been prepaid in full prior to its scheduled expiration date, other than a Defaulted Loan.

“Piper Aircraft” means New Piper Aircraft, Inc.

“Prepayment” means any and all (i) partial and full prepayments, including any Prepayment Premiums, on a Loan (including, with respect to any Loan and any Collection Period), (ii) any Scheduled Payment (or portion thereof) that is due in a subsequent Collection Period that the Servicer has received (and to the extent permission therefor was necessary, expressly permitted the related Obligor to make) in advance of its scheduled due date, (iii) Liquidation Proceeds and (iv) amounts received in respect of Transfer Deposit Amounts.

“Prepayment Amount” has the meaning given to such term in Section 5.09.

“Prepayment Premiums” means any prepayment premiums paid by an Obligor in connection with any Prepayment.

“Principal Collection Account” means a sub–account of the Collection Account established pursuant to Section 7.01.

“Principal Collections” means, with respect to any Collection Period, the sum of, without duplication:  (i) the aggregate amount of payments received by the Servicer on the Loans attributable to principal on such Loans; (ii) the principal portion of any Loan repurchased by the Originator; (iii) the principal portion of all Prepayments and (iv) all other amounts received with respect to the Loans that are not Interest Collections.

“Private Placement Memorandum” has the meaning given to such term in the Purchase Agreement.

“Purchase Agreement” means the Purchase Agreement, dated as of March 15, 2002, among the Initial Purchaser, the Trust Depositor, the Issuer and ACAS, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Qualified Eligible Investments” means Eligible Investments acquired by the Indenture Trustee in its name and in its capacity as Indenture Trustee at the written direction of the Issuer, which are held by the Indenture Trustee in the Collection Account or the Reserve Fund and with respect to which (a) the Indenture Trustee has noted its interest therein on its books and records, and (b) the Indenture Trustee has purchased such investments at the written direction of the Issuer for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8–102 of the UCC as enacted in Minnesota, without acting in collusion with a securities intermediary in violating such securities intermediary’s obligations to entitlement holders in such assets, under Section 8–504 of such UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (c) either (i) such investments are in the possession of the Indenture Trustee, or (ii) such investments, (A) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (B) if uncertificated securities, the ownership of which has been registered to the Indenture Trustee on the books of the issuer thereof (or another Person, other than a securities intermediary, either becomes the registered owner of the uncertified security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (C) if securities entitlements (within the meaning of Section 8 – 102 of the UCC as enacted in Minnesota) representing interests in securities or other financial assets (or interests therein) held by a securities intermediary (within the meaning of said Section 8–102), a securities intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s securities account with such securities intermediary.  Any such Qualified Eligible Investment may be purchased by or through the Indenture Trustee or any of its Affiliates acting at the written direction of the Issuer.

“Qualified Institution” means (a) the corporate trust department of the Indenture Trustee, or (b) a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long–term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–”, and in the case of Fitch, shall be “AAA” or (2) a short–term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A–1+”, and in the case of Fitch, shall be “F–1+”, (B) the parent corporation, if such parent corporation guarantees the obligations of the depository institution, of which has either (1) a long–term unsecured debt rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “AA–”, and in the case of Fitch, shall be “AAA” or (2) a short–term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, which, in the case of S&P, shall be “A–1+”, and in the case of Fitch, shall be “F–1+” or (C) otherwise satisfies the Rating Agency Condition, and (ii) whose deposits are insured by the FDIC and satisfies the Rating Agency Condition.

“Qualified Swap Counterparty” has the meaning given to such term in the Indenture.

“Rating Agency” means each of S&P, Moody’s and Fitch, so long as such Persons maintain a rating on the Class A Notes and the Class B Notes; and if any of S&P, Moody’s or Fitch no longer maintains a rating on the Class A Notes and the Class B Notes, such other nationally recognized statistical rating organization selected by the Trust Depositor.

“Rating Agency Condition” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, that each Rating Agency shall have notified the Trust Depositor, the Owner

Trustee and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transaction or series of related transactions will not result in a Ratings Effect.

“Ratings Effect” means, with respect to any action or series of related actions or proposed transaction or series of related proposed transactions, a reduction or withdrawal of the rating of any outstanding Class with respect to which a Rating Agency has previously issued a rating as a result of such action or series of related actions or the consummation of such proposed transaction or series of related transactions.

“Record Date” means, with respect to a Payment Date, (i) for book–entry Notes, the calendar day immediately preceding a Payment Date and (ii) if definitive Notes are issued and for the Class C Notes, the last Business Day of the preceding calendar month.

“Reference Banks” means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Released Amounts” means, with respect to any payment or collection received with respect to any Loan on any Business Day (whether such payment or collection is received by the Servicer, the Owner Trustee or the Trust Depositor), an amount equal to that portion of such payment or collection constituting Excluded Amounts or Retained Interest.

“Representative Amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Required Holders” means (i) prior to the payment in full of the Class A Notes and the Class B Notes, the Class A Noteholders and Class B Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of all Class A Notes and Class B Notes outstanding and (ii) from and after the payment in full of the Class A Notes and the Class B Notes, Class C Noteholders evidencing more than 66 2/3% of the aggregate Outstanding Principal Balance of all Class C Notes outstanding.

“Required Reserve Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) the Outstanding Loan Balance of all Delinquent Loans and (ii) three (3) times the sum of the Class A Interest Amount and Class B Interest Amount due on the next Payment Date.

“Requirements of Law” for any Person means the certificate of incorporation or articles of association and by–laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, or order or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

“Reserve Fund” means the Reserve Fund established and maintained pursuant to Section 7.01 hereof.

“Reserve Fund Initial Deposit” means the product of (a) the sum of the Outstanding Principal Balance of the Class A Notes and Class B Notes as of the Closing Date, (b) the weighted average interest rate of the Class A Interest Rate and the Class B Interest Rate in effect for the initial Interest Accrual Period (weighted by the Outstanding Principal Balance of each of the Class A Notes and Class B Notes) and (c) the quotient of 90 divided by 360.

“Responsible Officer” means, with respect to the Owner Trustee, any officer in its Corporate Trust Administration Department (or any similar group of a successor Owner Trustee), and with respect to the Indenture Trustee, has the meaning given to such term in the Indenture.

“Retained Interest” means, for each Loan, the following interests, rights and obligations in such Loan and under the associated Loan Documents, which are being retained by the Originator:  (i) all of the obligations, if any, to provide additional funding with respect to such Loan, (ii) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Loan, (iii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator, (iv) any unused, commitment or similar fees associated with the additional funding obligations that are not being transferred in accordance with clause (i) of this definition, (v) any agency or similar fees associated with the rights and obligations of the agent that are not being transferred in accordance with clause (ii) of this definition, (vi) any advisory, consulting or similar fees due from the Obligor associated with services provided by the agent that are not being transferred in accordance with clause (ii) of this definition, and (vii) any and all warrants, options, and other equity instruments issued in the name of the Originator or its Affiliates in connection with or relating to any Loan.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw–Hill Companies, Inc.

“Scheduled Payment” means, with respect to any Loan, the monthly, quarterly, semi–annual or annual financing (whether interest, principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Loan on and after the related Cut–Off Date and any such payment received after the related Cut–Off Date, it being understood that Scheduled Payments do not include any Excluded Amounts.

“Securities” means the Notes and the Certificate, or any of them.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor legislation thereto.

“Securityholders” means the Holders of the Notes or the Certificate.

“Servicer” means initially ACAS, or its successor; after any Servicer Transfer hereunder, means the Successor Servicer appointed pursuant to Article VIII with respect to the duties and obligations required of the Servicer under this Agreement.

“Servicer Advance” means, with respect to any Payment Date, the amounts, if any, deposited by the Servicer in the Collection Account for such Payment Date in respect of Scheduled Payments pursuant to Section 5.14.

“Servicer Default” shall have the meaning given to such term in Section 8.01.

“Servicing Fee” has the meaning given to such term in Section 5.18.

“Servicing Fee Percentage” means 1.00%.

“Servicer Transfer” has the meaning given to such term in subsection 8.02(b).

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Loans whose name appears on a list of servicing officers appearing in an Officer’s Certificate furnished to the Indenture Trustee by the Servicer, as the same may be amended from time to time.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities), as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subsequent Cut–Off Date” means the date specified as such for Substitute Loans in the related Subsequent Transfer Agreement.

“Subsequent List of Loans” means a list, in the form of the initial List of Loans delivered on the Closing Date, but listing each Substitute Loan transferred to the Issuer pursuant to the related Subsequent Transfer Agreement.

“Subsequent Purchase Agreement” means, with respect to any Substitute Loans, the agreement between the Originator and the Trust Depositor pursuant to which the Originator will transfer the Substitute Loans to the Trust Depositor, the form of which is attached to hereto as Exhibit J.

“Subsequent Transfer Agreement” means the agreement described in Section 2.04 hereof, the form of which is attached hereto as Exhibit I.

“Subsequent Transfer Date” means any date on which Substitute Loans are transferred to the Issuer.

“Substitute Loan” means a Loan that is (a) transferred to the Issuer under Section 2.04 with respect to which a related Substitution Event has occurred with respect to a Loan or Loans then held in the Loan Pool and identified in the related Addition Notice and (b) becomes part of the Loan Pool.

“Substitute Loan Qualification Conditions” means, with respect to any Substitute Loan being transferred to the Issuer pursuant to Section 2.04, the accuracy of each of the following statements as of the related Cut–Off Date for such Loan:

(a)           the Outstanding Loan Balance of such Substitute Loan is not less than that of the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan;

(b)           the remaining maturity of the Substitute Loan is less than or equal to the remaining maturity of the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan;

(c)           the current interest rate on such Substitute Loan is not less than the current interest rate on the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan;

(d)           the total interest rate (inclusive of any deferred interest component) of the Substitute Loan is greater than or equal to the total interest rate on the Loan identified on the related Addition Notice as the Loan to be reassigned by the Issuer to the Trust Depositor and reconveyed to the Originator in exchange for such Substitute Loan;

(e)           the Obligor of such Substitute Loan is not already an Obligor of any Loan owned by the Issuer;

(f)            no adverse selection procedure shall have been employed in the selection of such Substitute Loan from the Originator’s portfolio;

(g)           all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Substitute Loan and related Collateral to the Trust Depositor, the Issuer, and the Indenture Trustee shall have been taken as of or prior to the Subsequent Transfer Date;

(h)           the maturity date for the last Scheduled Payment due under such Substitute Loan is not later than June 20, 2012;

(i)            the weighted average life of such Loan is less than or equal to the Loan being replaced;

(j)            for Prepaid Loans only, prior to such substitution the Originator has received written confirmation from the Rating Agencies (which shall respond to the Originator within five (5) Business Days after receiving written confirmation from the Originator of its intention to substitute a Loan) that the proposed substitution will not result in a Ratings Effect; provided, however, that any failure by each of the Rating Agencies to respond to the Originator shall be deemed to be non–approval by the Rating Agencies; provided, further, however, only notice to, and not confirmation from, Fitch shall be required; and

(k)           the Eligible Risk Rating of the Substitute Loan is equal to or higher than the Loan being replaced.

“Substitution Event” shall have occurred if a Loan then held by the Issuer and identified in the related Addition Notice is either (a) a Prepaid Loan, (b) a Defaulted Loan, (c) a Loan that has a covenant default, (d) a Materially Modified Loan, (e) an Excess Loan or (f) the subject of a breach of a representation or warranty under this Agreement or other provision, which breach or other provision, in the absence of the substitution of a Substitute Loan for such Loan pursuant to Section 2.04, would require the payment of the Transfer Deposit Amount to the Issuer in respect of such Loan pursuant to Section 11.01; provided, however, that no Substitution Event shall be permitted under clauses (a) – (d) to the extent Substitute Loans having an aggregate Outstanding Loan Balance as of the date of substitution of greater than 20% of the Initial Aggregate Outstanding Loan Balance have previously been substituted under such clauses.

“Successor Backup Servicer” has the meaning given to such term in subsection 5.25(a).

“Successor Servicer” has the meaning given to such term in subsection 8.02(b).

“Swap” has the meaning given to such term in the Indenture.

“Swap Breakage Costs” means, for any Swap Transaction, any amount (other than Net Trust Swap Payments applicable thereto) payable by the Issuer for the early termination of that Swap Transaction or any portion thereof.

“Swap Breakage Receipts” means, for any Swap Transaction, any amount (other than Net Trust Swap Receipts applicable thereto) payable to the Issuer for the early termination of that Swap Transaction or any portion thereof.

“Swap Counterparty” has the meaning given to such term in the Indenture.

“Swap Guarantor” means ACAS.

“Swap Guaranty Requirements” has the meaning given to such term in Section 14.01.

“Swap Transaction” means each interest rate swap transaction between the Issuer and a Swap Counterparty that is governed by a Swap.

“Tape” has the meaning given to such term in subsection 5.22(b)(ii).

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (i) following such action the Issuer will not be deemed to be an association, taxable mortgage pool, or publicly traded partnership taxable as a corporation, and (ii) such action will not affect the tax characterization as debt of the Class A Notes and the Class B Notes or any outstanding Class issued by the Issuer for which an Opinion of Counsel has been provided that such Notes are debt.

“Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Transaction Documents” means this Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the ACAS Transfer Agreement, any Subsequent Transfer Agreement, any Subsequent Purchase Agreement, the Purchase Agreement, any Swap, and all documents executed in connection with, or identified as “Transaction Documents” in, any of the foregoing documents, all as the same are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Transfer Date” means the Business Day immediately preceding each Payment Date.

“Transfer Deposit Amount” means, with respect to each Ineligible Loan or Excess Loan, on any date of determination, the sum of the Outstanding Loan Balance of such Loan, together with accrued interest thereon through such date of determination at the interest rate provided for thereunder, and any outstanding Servicer Advances thereon reimbursement of which has not been waived by the Servicer entitled thereto.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book–entry securities, uncertificated securities or otherwise), including, without limitation, the Reserve Fund Initial Deposit, and all proceeds of the foregoing.

“Trust Accounts” means, collectively, the Collection Account (including the Interest Collection Account and Principal Collection Account), the Reserve Fund, the Note Distribution Account and the Certificate Distribution Account, or any of them.

“Trust Agreement” means the Trust Agreement, dated as of March 1, 2002, between the Trust Depositor and the Owner Trustee, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Trust Depositor” has the meaning given to such term in the Preamble, or any successor entity thereto.

“Trust Estate” shall have the meaning given to such term in the Trust Agreement.

“Trustees” means the Owner Trustee and the Indenture Trustee, or any of them individually as the context may require.

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

“UCC Filing Locations” means the State of Delaware.

“Uncollectible Advance” means, with respect to any Determination Date and any Loan, the amount, if any, advanced by the Servicer pursuant to Section 5.14 which the Servicer has, as of such Determination Date, determined in good faith will not be ultimately recoverable by the Servicer.

“Underlying Note” means the promissory note of an Obligor evidencing a Loan.

“United States” means the United States of America.

“Unreimbursed Servicer Advances” means, at any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Sections 7.01 or 7.05 and which the Servicer has determined in its sole discretion are Uncollectible Advances, and with respect to which the Servicer has given a written certification to such effect to each Trustee.

“USD–LIBOR–Reference Banks” has the meaning given to such term in subsection 7.06(a).

“Vice President” of any Person means any vice president of such Person, whether or not designated by a number or words before or after the title “Vice President,” who is a duly elected officer of such Person in such capacity.

Section 1.02                            Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  The symbol “$” shall mean the lawful currency of the United States.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03                            Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04                            Interpretation.

In this Agreement, unless a contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)          reference to any gender includes each other gender;

(iv)          reference to day or days without further qualification means calendar days;

(v)           unless otherwise stated, reference to any time means New York, New York time;

(vi)          references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii)        reference to any Requirement of Law means such Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Requirement of Law means that provision of such Requirement of Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05                            Section References.

All Section references (including in the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06                            Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360–day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

ESTABLISHMENT OF ISSUER; TRANSFER OF LOAN ASSETS

Section 2.01                            Creation and Funding of Issuer; Transfer of Loan Assets.

(a)           The Issuer shall be created pursuant to the terms and conditions of the Trust Agreement upon the execution and delivery of the Trust Agreement and the filing by the Owner Trustee of an appropriately completed Certificate of Trust (as defined in the Trust Agreement) under the Business Trust Statute.  The Trust Depositor, as settlor of the Issuer, shall fund and convey assets to the Issuer pursuant to the terms and provisions hereof.  The Issuer shall be administered pursuant to the provisions of this Agreement, the Administration Agreement and the Trust Agreement for the benefit of the Securityholders and the Swap Counterparties.  The Owner Trustee is hereby specifically recognized by the parties hereto as empowered to conduct business dealings on behalf of the Issuer in accordance with the terms hereof and of the Trust Agreement.

(b)           Subject to and upon the terms and conditions set forth herein, the Trust Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Issuer, for a purchase price consisting of $145,333,029.32 in cash (less placement expenses and certain other expenses associated with the initial offer and sale of the Notes, the proceeds of which represent the consideration paid by the Issuer herein) and the Certificate of the Issuer in the original certificate balance of $10.00, all of the right, title and interest of the Trust Depositor in and to the following (the items in (i)–(vii) below, but in each case excluding the Retained Interest and Excluded Amounts, being collectively referred to herein as the “Loan Assets”):

(i)            the Initial Loans and all Collections and other monies due or to become due in payment of such Loans on and after the Initial Cut–Off Date, including any Prepayment amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(ii)           the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(iii)          the Loan Files and all documents and records (including computer records) relating thereto;

(iv)          all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(v)           the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and

(vi)          all income, payments, products, proceeds and other benefits of any and all of the foregoing.

(c)           The Originator and the Trust Depositor acknowledge that the representations and warranties of the Originator and Trust Depositor in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 will run to and be for the benefit of the Issuer, the Trustees and the Swap Counterparties, and the Issuer and the Trustees may enforce, directly without joinder of Trust Depositor, the repurchase obligations of the Originator with respect to breaches of such representations and warranties as set forth herein and in Section 11.01.

(d)           The sale, transfer, assignment, set–over and conveyance of the Loan Assets by the Trust Depositor to the Issuer pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator in connection with the Loan Assets, or any agreement or instrument relating thereto, including, without limitation, (i) any obligation to any Obligor, if any, not financed by the Originator, (ii) any taxes, fees, or other charges imposed by any Governmental Authority and (iii) any insurance premiums that remain owing with respect to any Loan at the time such Loan is sold hereunder.  The Trust Depositor also hereby assigns to the Issuer all of the Trust Depositor’s right, title and interest (but none of its obligations) under the ACAS Transfer Agreement, including but not limited to the Trust Depositor’s right to exercise the remedies created by the ACAS Transfer Agreement.

(e)           The Originator, the Trust Depositor and the Issuer intend and agree that (i) the transfer of the Loan Assets to the Trust Depositor and the transfer of the Loan Assets to the Issuer are intended to be a sale, conveyance and transfer of ownership of the Loan Assets rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets shall not be part of the Originator’s or the Trust Depositor’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law.  In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a grant of a mere security interest to secure indebtedness, the Originator shall be deemed to have granted (and hereby does grant) the

Trust Depositor and the Trust Depositor shall be deemed to have granted (and hereby does grant) the Issuer, as the case may be, a perfected first priority security interest in such Loan Assets, and this Agreement shall constitute a security agreement under Requirements of Law securing the repayment of the purchase price paid hereunder, the obligations and/or interests represented by the Securities and the obligations of the Issuer under the Swap Transactions and the Swaps, in the order and priorities, and subject to the other terms and conditions of, this Agreement, the Indenture, the Trust Agreement and the Swaps, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)            If any such transfer of the Loan Assets is deemed to be the mere granting of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under this Agreement (to the extent that the transfer of the Loan Assets hereunder is deemed to be a mere granting of a security interest to secure a borrowing) repledge and reassign (i) all or a portion of the Loan Assets pledged to the Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof.  Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator.  The Originator waives, to the extent permitted by Requirements of Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement.

Section 2.02                            Conditions to Transfer of Loan Assets to Issuer.

On or before the Closing Date, the Originator or the Trust Depositor, as applicable, shall deliver or cause to be delivered to the Owner Trustee and the Indenture Trustee each of the following documents, certificates and other items:

(i)            a certificate of an officer of the Originator substantially in the form of Exhibit C hereto;

(ii)           copies of resolutions of the Board of Directors of the Originator and the Servicer of the Executive Committee of the Board of Directors of the Originator and the Servicer approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Originator, the Servicer and the member of the Trust Depositor;

(iii)          officially certified recent evidence of due incorporation and good standing of the Originator, the Servicer and the Trust Depositor under the laws of the State of Delaware;

(iv)          the initial List of Loans, certified by an officer of the Trust Depositor, together with an Assignment substantially in the form of Exhibit A (along with the delivery of any instruments and Loan Documents as required under Section 2.06 below);

(v)           a certificate of an officer of the Trust Depositor substantially in the form of Exhibit B hereto;

(vi)          a letter from Ernst & Young, or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor, (a) stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and (b) identifying those Initial Loans that do not conform to the procedures;

(vii)         a letter from each Rating Agency assigning to each of the Offered Notes the ratings disclosed in the Private Placement Memorandum;

(viii)        copies of resolutions of the Board of Managers of the Trust Depositor or of the Executive Committee of the Board of Managers of the Trust Depositor approving the execution, delivery and performance of this Agreement and the transactions contemplated hereunder, certified in each case by the Secretary or an Assistant Secretary of the Trust Depositor;

(ix)           evidence of proper filing with appropriate offices in the UCC Filing Locations of UCC financing statements executed by the Originator, as debtor, naming the Trust Depositor as secured party (and the Issuer as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements delivered by the Trust Depositor, as debtor, naming the Issuer as secured party (and the Indenture Trustee as assignee) and identifying the Loan Assets as collateral; and evidence of proper filing with appropriate officers in the UCC Filing Locations of UCC financing statements delivered by the Issuer and naming the Indenture Trustee as secured party and identifying the Indenture Collateral, as collateral;

(x)            an Officer’s Certificate listing the Servicer’s Servicing Officers;

(xi)           evidence of deposit in the Collection Account of all funds received with respect to the Initial Loans on and after the Initial Cut–Off Date to the date two (2) days preceding the Closing Date, together with an Officer’s Certificate from the Servicer to the effect that such amount is correct;

(xii)          evidence of deposit in the Reserve Fund of the Reserve Fund Initial Deposit by the Issuer;

(xiii)         a fully executed copy of each Transaction Document;

(xiv)        opinions of counsel for the Originator and the Trust Depositor, in form and substance satisfactory to the Initial Purchaser (and including as an addressee thereof each Rating Agency);

(xv)         an opinion of Winston & Strawn to the effect that, for federal income tax purposes, the Class A Notes and Class B Notes will be characterized as debt and the Issuer will not be characterized as an association, taxable mortgage pool, or publicly traded partnership taxable as a corporation; and

(xvi)        an opinion of Winston & Strawn to the effect that the Issuer will not be subject to income tax imposed by the State of Maryland, and holders of the Class A Notes and the Class B Notes that are not otherwise subject to State of Maryland income tax jurisdiction will not become subject to income taxation by the State of Maryland solely as a result of their ownership of the Class A Notes and Class B Notes.

Section 2.03                            Acceptance by Issuer.

On the Closing Date, if the conditions set forth in Section 2.02 have been satisfied or waived, the Issuer shall issue to, or upon the order of, the Trust Depositor the Certificate representing ownership of a beneficial interest in 100% of the Issuer and the Issuer shall issue, and the Indenture Trustee shall authenticate, to, or upon the order of, the Trust Depositor the Notes secured by the Indenture Collateral.  The Owner Trustee hereby acknowledges its acceptance, on behalf of the Issuer, of the Loan Assets, and declares that it shall maintain such right, title and interest in accordance with the terms of this Agreement and the Trust Agreement upon the terms herein and therein set forth.

Section 2.04                            Conveyance of Substitute Loans.

(a)           Subject to subsections 2.01(d) and (e) above and the satisfaction of the conditions set forth in subsection 2.04(c), the Originator may at its option (but shall not be obligated to) sell, transfer, assign, set over and otherwise convey to the Trust Depositor (by delivery of an executed Subsequent Purchase Agreement substantially in the form attached as Exhibit J hereto), without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the Subsequent Transfer Date), all of the right, title and interest of the Originator in and to the following (the items in clauses (i)–(vii) below, but in each case excluding the Retained Interest and the Excluded Amounts, upon such transfer, becoming part of the “Loan Assets”):

(i)            the Substitute Loans identified in the related Addition Notice and all Collections and other monies received in payment of such Substitute Loans on and after the related Subsequent Cut–Off

Date, including any Prepayment amounts, any Prepayment Premiums, any Late Charges, any payments in respect of a casualty or early termination, any Insurance Proceeds and any Liquidation Proceeds received with respect to the foregoing;

(ii)           the Collateral related to such Loans (to the extent the Originator, other than solely in its capacity as collateral agent under any loan agreement with an Obligor, has been granted a Lien thereon), including the security interest of the Trust Depositor in such Collateral, all proceeds from any sale or other disposition of such Collateral and all Insurance Policies;

(iii)          the Loan Files and all documents and records (including computer records) relating thereto;

(iv)          all guarantees, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(v)           the Trust Accounts and all Trust Account Property (to the extent of the Trust Depositor’s interest if any therein); and

(vi)          all income, payments, products, proceeds and other benefits of any and all of the foregoing.

(b)           Subject to subsections 2.01(d) and (e) and the conditions set forth in subsection 2.04(c), the Trust Depositor shall sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse other than as expressly provided herein and therein, (i) all the right, title and interest of the Trust Depositor in and to the Substitute Loans purchased pursuant to subsection 2.04(a), and (ii) all other rights and property interests consisting of Loan Assets related to such Substitute Loans (the property in clauses (i)–(ii) above, upon such transfer, shall then be included in the term “Loan Assets”).

(c)           The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loans and the other property and rights related thereto described in subsection 2.04(a), in the case of the Originator, or subsection 2.04(b), in the case of the Trust Depositor, above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date (and the delivery of a related Addition Notice by the Trust Depositor shall be deemed a representation and warranty by the Trust Depositor and of the Originator that such conditions have been or will be, as of the related Subsequent Transfer Date, satisfied):

(i)            the Trust Depositor shall have provided the Issuer and the Indenture Trustee with a timely Addition Notice complying with the definition thereof contained herein, which notice shall in any event be no later than five (5) days prior to the date of addition;

(ii)           there shall have occurred, with respect to each such Substitute Loan, a corresponding Substitution Event with respect to one or more Loans then in the Loan Pool;

(iii)          the Substitute Loan(s) being conveyed to the Issuer satisfy the Substitute Loan Qualification Conditions;

(iv)          the Originator shall have delivered to the Trust Depositor a duly executed written Subsequent Purchase Agreement, which shall include a Subsequent List of Loans listing the Substitute Loans;

(v)           the Trust Depositor shall have delivered to the Issuer a duly executed written Subsequent Transfer Agreement, which shall include a Subsequent List of Loans listing the Substitute Loans;

(vi)          the Trust Depositor shall have deposited or caused to be deposited in the Collection Account all Collections received with respect to the Substitute Loans on and after the related Subsequent Cut–Off Date;

(vii)         as of each Subsequent Transfer Date, neither the Originator nor the Trust Depositor was insolvent nor will either of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(viii)        no selection procedures believed by the Originator or the Trust Depositor to be adverse to the interests of the Securityholders or the Swap Counterparties shall have been utilized in selecting the Substitute Loans;

(ix)           each of the representations and warranties made by the Originator and Trust Depositor pursuant to subsections 3.02 (including without limitation that such Substitute Loan is an Eligible Loan), 3.03(b)(i), (ii) and (iv), 3.04, and 3.05 applicable to the Substitute Loans shall be true and correct as of the related Subsequent Transfer Date; provided, however, that, (a) with respect to the representation and warranty made by the Originator and Trust Depositor in subsection 3.05(a), such representation and warranty shall only apply to a Loan that is being substituted for a Loan that is not an Eligible Loan, (b) the representations and warranties made by the Originator and Trust Depositor in subsections 3.03(b)(iv) and 3.05 shall be determined as if such Substitute Loan were included in the Loan Pool as of the Initial Cut–Off Date and (c) the representation in clause 37 of the definition of Eligible Loan shall not apply to Substitute Loans that are not fully funded Loans;

(x)            the Originator shall, at its own expense, on or prior to the Subsequent Transfer Date, indicate in its Computer Records that ownership of the Substitute Loans identified on the Subsequent List of Loans in the Subsequent Transfer Agreement has been sold to the Issuer through the Trust Depositor pursuant to this Agreement; and

(xi)           prior to such substitution the Originator has received written confirmation from the Rating Agencies (which shall respond to the Originator within five (5) Business Days after receiving written notice from the Originator of its intention to substitute a Loan) that the proposed substitution will not result in a Ratings Effect; provided, however, that any failure by each of the Rating Agencies to respond to the Originator shall be deemed to be a non–approval by the Rating Agencies; provided, further, however, with respect to the substitution of a Prepaid Loan, only notice to, and not confirmation from, Fitch shall be required.

Section 2.05                            Release of Released Amounts.

(a)           The Indenture Trustee hereby agrees to release to the Issuer from the Loan Assets, and the Issuer hereby agrees to release to the Trust Depositor, an amount equal to the Released Amounts immediately upon identification thereof and upon receipt of an Officer’s Certificate of the Servicer, which release shall be automatic and shall require no further act by the Indenture Trustee or the Issuer; provided, that, the Indenture Trustee or Issuer shall execute and deliver such instruments of release and assignment, or otherwise confirm the foregoing release, as may reasonably be requested by the Trust Depositor in writing.  Upon such release, such Released Amounts shall not constitute and shall not be included in the Loan Assets.

(b)           Immediately upon the release to the Trust Depositor by the Indenture Trustee of the Released Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Released Amounts, which release shall be automatic and shall require no further act by the Trust Depositor; provided, that, the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Released Amounts, as may be reasonably requested by the Originator.

Section 2.06                            Delivery of Loan Files.

(a)           The Originator and the Trust Depositor shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of such Article 9) that evidence any Loan, including all Underlying Notes, and all other portions of the Loan Files to the Indenture Trustee on behalf of the Issuer and the Swap Counterparties five (5) Business Days prior to the applicable Assignment Date, in each case endorsed in blank without recourse.  Pursuant to Section 3.06 of the Indenture, the Issuer is required to deliver such instruments and Loan Files to the Indenture Trustee as pledgee under the Indenture for the benefit of the

Noteholders and the Swap Counterparties.  Accordingly, the Issuer hereby authorizes and directs the Originator and the Trust Depositor to deliver possession of all such instruments and the Loan Files to the Indenture Trustee on behalf of and for the account of the Issuer, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 2.06.  The Originator and the Trust Depositor shall also identify on the List of Loans (including any deemed amendment thereof associated with any Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are or are evidenced by such instruments.

(b)           Prior to the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall not record the Assignments of Mortgage delivered pursuant to subsection 2.06(a) and the definition of Loan Documents.  Upon the occurrence of an Event of Default or a Servicer Default, the Indenture Trustee shall cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Loans except those Loans covered by the proviso to the definition of Assignment of Mortgage.  Each such recording shall be at the expense of the Servicer; provided, however, to the extent the Servicer does not pay such expense, then the Indenture Trustee shall be reimbursed pursuant to the provisions of Section 7.05.

(c)           If the Indenture Trustee does not receive the Underlying Note for the Loan to Case Logic issued in the name of the Issuer as provided in clause 30 of the definition of Eligible Loan, the Indenture Trustee shall promptly notify the Originator, the Trust Depositor and the Issuer of same and such Loan shall be deemed to be an Ineligible Loan.

Section 2.07                            Certification by Indenture Trustee; Possession of Loan Files.

(a)           On or prior to the applicable Assignment Date, the Indenture Trustee shall review the Loan Files required to be delivered pursuant to subsection 2.06(a) on the applicable Assignment Date and shall deliver to the Originator, the Trust Depositor, the Swap Counterparties and the Servicer a certification in the form attached hereto as Exhibit D–1 on or prior to such Assignment Date.  Within 360 days after each Assignment Date, the Indenture Trustee shall deliver to the Originator, the Servicer, the Trust Depositor, the Swap Counterparties and any Noteholder who requests a copy from the Indenture Trustee a final certification in the form attached hereto as Exhibit D–2 evidencing the completeness of the Loan Files with respect to the Loans being transferred on such Assignment Date.

(b)           If the Indenture Trustee during the process of reviewing the Loan Files finds any document constituting a part of a Loan File which is not properly executed, has not been received, is unrelated to a Loan identified in the List of Loans, or does not conform in a material respect to the requirements of the definition of Loan File, or the description thereof as set forth in the List of Loans, the Indenture Trustee shall promptly so notify the Originator, the Trust Depositor and the Servicer.  In performing any such review, the Indenture Trustee may conclusively rely on the Originator as to the purported genuineness of any such document and any signature thereon.  It is understood that the scope of the Indenture Trustee’s review of the Loan Files is limited solely to confirming that the documents listed in the definition of Loan File have been executed and received and relate to the Loans identified in the List of Loans; provided, however, with respect to the UCC financing statements referenced in the definition of Loan File, the Indenture Trustee’s sole responsibility will be to confirm that the Loan File contains UCC financing statements and not to make determinations about the materiality of such UCC financing statements.  The Originator agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Loan File of which it is so notified by the Indenture Trustee.  If, however, within thirty (30) days after the Indenture Trustee’s notice to it respecting such material defect the Originator has not remedied the defect and such defect materially and adversely affects the value of the related Loan, such Loan will be treated as an “Ineligible Loan” and the Originator will (i) substitute in lieu of such Loan a Substitute Loan in the manner and subject to the conditions set forth in Section 11.01 or (ii) repurchase such Loan at a purchase price equal to the Transfer Deposit Amount, which purchase price shall be deposited in the Collection Account within such thirty (30) day period.

(c)           Release of Entire Loan File Upon Substitution.  Subject to subsection 5.08(c), upon receipt by the Indenture Trustee of a certification of a Servicing Officer of the Servicer of such substitution or of such purchase and the deposit of the amounts described in subsection 2.07(b) in the Collection Account (which certification shall be in the form of Exhibit E hereto), the Indenture Trustee shall release to the Servicer for release to the Originator the related Loan File and the Indenture Trustee and the Issuer shall execute, without recourse, and deliver such instruments of transfer prepared by the Servicer necessary to transfer all right, title and interest in such Loan to the Originator free and clear of any Liens created by the Transaction Documents.  All costs of any such transfer shall be borne by the Servicer.

(d)           Partial Release of Loan File and/or Collateral.  Subject to subsection 5.08(d), if in connection with taking any action in connection with a Loan (including, without limitation, the amendment to documents in the Loan File and/or a revision to Collateral), the Servicer requires any item constituting part of the Loan File, or the release from the Lien of the related Loan of all or part of any Collateral, the Servicer shall deliver to the Indenture Trustee a certificate to such effect in the form attached as Exhibit E hereto.  Upon receipt of such certification, the Indenture Trustee shall deliver to the Servicer within two (2) Business Days of such request (if such request was received by 2:00 p.m., central time), the requested documentation, and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer necessary to release all or the requested part of the Collateral from the Lien of the related Loan and/or the Lien under the Transaction Documents.

(e)           Annual Certification.  On the Payment Date in March of each year, commencing March 2003, the Indenture Trustee shall deliver to the Originator, the Trust Depositor, each Swap Counterparty and the Servicer a certification detailing all transactions with respect to the Loans for which the Indenture Trustee holds the Loan Files pursuant to this Agreement during the prior calendar year.  Such certification shall list all Loan Files which were released by or returned to the Indenture Trustee during the prior calendar year, the date of such release or return and the reason for such release or return.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Originator makes, and upon execution of each Subsequent Purchase Agreement is deemed to make, the following representations and warranties, on which the Trust Depositor will rely in conveying the Loan Assets on the applicable Assignment Date to the Issuer, and on which the Issuer, the Securityholders and the Swap Counterparties will rely.  The Trust Depositor acknowledges that such representations and warranties are being made by the Originator for the benefit of the Issuer, the Securityholders and the Swap Counterparties.

Such representations and warranties speak as of the execution and delivery of this Agreement and as of the applicable Assignment Date, but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer.  The repurchase obligation or substitution obligation of the Originator set forth in Section 11.01 constitutes the sole remedy available for a breach of a representation or warranty of the Originator set forth in Sections 3.01, 3.02, 3.03, 3.04 or 3.05 of this Agreement.  Notwithstanding the foregoing, the Originator shall not be deemed to be remaking any of the representations set forth in Section 3.03 on a Subsequent Transfer Date with respect to the Substitute Loans, as such representations relate solely to the composition of the Initial Loans conveyed on the Closing Date.

Section 3.01                            Representations and Warranties Regarding the Originator.

By its execution of this Agreement and each Subsequent Purchase Agreement, the Originator represents and warrants that:

(a)           Organization and Good Standing.  The Originator is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power to own or lease its assets and to transact the business in which it is currently engaged.  The Originator is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would not reasonably be expected have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Originator or Trust Depositor.  The Originator is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction in order to originate, and (if the Originator is to be the Servicer) service the Loans in accordance with the terms of this Agreement.

(b)           Authorization.  The Originator has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Originator is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Originator is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Originator is a party.

(c)           Valid Sale.  This Agreement and each Subsequent Purchase Agreement, if any, shall effect a valid sale, transfer and assignment of the Loan Assets from the Originator to the Trust Depositor, enforceable against the Originator in accordance with their terms.

(d)           Binding Agreements.  This Agreement and the other Transaction Documents to which the Originator is a party constitute the legal, valid and binding obligation of the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the availability of equitable remedies.

(e)           No Consent Required.  The Originator is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Originator is a party except (i) for the filing of the UCC financing statements and (ii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(f)            No Violations.  The Originator’s execution, delivery and performance of this Agreement and the other Transaction Documents to which the Originator is a party will not violate any provision of any Requirements of Law or any order or decree of any court or the Certificate of Incorporation or Bylaws of the Originator, or constitute (with or without notice or lapse of time or both) a material breach of any mortgage, indenture, contract or other agreement to which the Originator is a party or by which the Originator or any of the Originator’s properties may be bound.

(g)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or, to the knowledge of the Originator, threatened, against the Originator or any of its respective properties or with respect to this Agreement or any other Transaction Document to which the Originator is a party that, if adversely determined, would, in the reasonable opinion of the Originator, be expected to have a material adverse effect on the business, properties, assets or condition (financial or other) of the Originator or the transactions contemplated by this Agreement or any other Transaction Document to which the Originator is a party.

(h)           Name and Location; No Changes.  The Originator’s name and location (within the meaning of Article 9 of the UCC) are as set forth in Section 13.04.  The Originator has not changed its name, identity, structure, existence or state of incorporation, whether by amendment of its certificate of incorporation, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date.

(i)            No Bulk Sales.  The execution, delivery and performance of this Agreement by the Originator do not require compliance with any “bulk sales” laws by the Originator.

(j)            Solvency.  The Originator on each date of, and after giving effect to, the transfer of the Loans and any Substitute Loans, as the case may be, to the Trust Depositor pursuant to the ACAS Transfer Agreement is and will be Solvent.

(k)           Use of Proceeds.  No proceeds of the sale of any Initial Loan or Substitute Loan hereunder received by the Originator will be used by the Originator to purchase or carry any “margin stock” as such term is defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(l)            An Investment Company.  The Originator is properly registered as an “investment company” within the meaning, and is in compliance with all requirements, of the Investment Company Act of 1940, as amended.

(m)          Taxes.  To the best of the Originator’s knowledge, (i) the Originator has filed all tax returns required to be filed in the normal course of its business and has paid or made adequate provisions for the payment of all taxes, assessments and other governmental charges due from the Originator or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (ii) no tax Lien has been filed with respect thereto, and (iii) no claim is being asserted with respect to any such tax, fee or other charge.

(n)           Sale Treatment.  The Originator has treated the transfer of Loan Assets to the Trust Depositor for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents, except to the extent applicable tax laws require otherwise.

(o)           Marking of Files.  The Originator will have, at its own expense, prior to the close of business on the Closing Date, (i) indicated in its Computer Records that ownership of the Loans transferred by it to the Trust Depositor and identified on the List of Loans have been sold to the Trust Depositor and (ii) cause to be affixed to the original of each Underlying Note and the copy of each loan agreement the following legend:

This loan agreement/note is subject to a security interest granted to Wells Fargo Bank Minnesota, National Association, as Indenture Trustee on behalf of the Noteholders and the Swap Counterparties.  UCC–1 Financing Statements covering this loan agreement/note have been filed with the Secretary of State of the State of Delaware.  Such Lien will be released only in connection with appropriate filings in such offices.  Consequently, potential purchasers of this loan agreement/note must refer to such filings to determine whether such Lien has been released.

(p)           Security Interest.

(i)            This Agreement creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Loan Assets in favor of the Trust Depositor, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Originator;

(ii)           such Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)          the Originator owns and has good and marketable title to such Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)          the Originator has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets under the ACAS Transfer Agreement to the Trust Depositor;

(v)           the Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Loan Assets granted to the Trust Depositor under the ACAS Transfer Agreement;

(vi)          other than the security interest granted to the Trust Depositor pursuant to the ACAS Transfer Agreement and this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets.  The Originator has not authorized the filing of and is not aware of any financing statements against the Originator that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under the ACAS Transfer Agreement and this Agreement, or (B) that has been terminated.  The Originator is not aware of the filing of any judgment or tax Lien filings against the Originator;

(vii)         all original executed copies of each Underlying Note that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee;

(viii)        the Originator has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the Underlying Notes that constitute or evidence the Loan Assets solely on behalf of and for the benefit of the Noteholders and the Swap Counterparties; and

(ix)           none of the Underlying Notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee, as assignees of the Trust Depositor.

(q)           Value Given.  The cash payments received by the Originator in respect of the purchase price of each Loan sold under the ACAS Transfer Agreement constitutes the face value of such Loan and reasonably equivalent value in consideration for the transfer to the Trust Depositor of such Loan under the ACAS Transfer Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(r)            Mortgages.  Other than the Loan to Cycle Gear, if a Loan is secured by real property and the Originator, other than solely in its capacity as collateral agent under any Loan Document with an Obligor, is the mortgagee, the mortgage has been assigned by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer and the Assignment of Mortgage has been delivered to the Indenture Trustee.

(s)           Selection Procedures.  No selection procedures determined by the Originator to be materially adverse to the interests of the Trust Depositor were utilized by the Originator in selecting the Loans to be sold, assigned, transferred, set–over and otherwise conveyed hereunder.

(t)            Environmental.  At the time of origination of each Loan where real property that is material to the operations of the related business serves as Collateral for such Loan, the related mortgaged property was free of contamination from toxic substances or hazardous wastes requiring action under Requirements of Law or is subject to ongoing environmental rehabilitation approved by the Servicer, and, as of the Closing Date, the Originator has no knowledge of any such contamination from toxic substances or hazardous waste material on any such real property unless such items are below action levels.

The representations and warranties in subsection 3.01(p) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto.

Section 3.02                            Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Originator represents and warrants (x) with respect to subsections (a)–(b) below, as to each Loan to be transferred on the related Assignment Date as of the applicable Cut–Off Date, and (y) with respect to subsections (c)–(d) below, as to the Loan Pool in the aggregate as of the applicable Cut–Off Date (after giving effect to the addition of any Substitute Loans to the Loan Pool), that:

(a)           List of Loans.  The information set forth in the List of Loans (as the same may be amended or deemed amended in respect of a conveyance of Substitute Loans on a Subsequent Transfer Date) is true, complete and correct as of the applicable Cut–Off Date.

(b)           Eligible Loan.  Such Loan satisfies the criteria for the definition of Eligible Loan set forth in this Agreement as of the date of its conveyance hereunder (or, with respect to clause 37 of the definition of Eligible Loan, as of the Initial Cut–Off Date).

(c)           No Fraud.  Each Loan was originated without any fraud or material misrepresentation by the Originator or, to the best of the Originator’s knowledge, on the part of the Obligor.

(d)           Loans Secured by Real Property.  Less than 40% of the Aggregate Outstanding Loan Balance of the Loan Pool consists of Loans principally secured by real property.

Section 3.03                            Representations and Warranties Regarding the Initial Loans in the Aggregate.

The Originator represents and warrants, as of the Closing Date, that:

(a)           Amounts.  The Aggregate Outstanding Loan Balance of the Loans as of the Initial Cut–Off Date equals the sum of the principal balance of the Class A Notes, the Class B Notes, the Class C Notes and the Certificate on the Closing Date.

(b)           Characteristics.  The Initial Loans as of the Initial Cut–Off Date have the following additional characteristics: (i) no Loan has a remaining maturity of more than 91 months; (ii) the final Scheduled Payment on the Loan with the latest maturity is not later than June 1, 2009; (iii) no Loan was originated after the Initial Cut–Off Date; (iv) not more than 22.9% of the Initial Loans (as measured by the Aggregate Outstanding Loan Balance) provide for Scheduled Payments due on a basis other than monthly.

Section 3.04                            Representations and Warranties Regarding the Loan Files.

The Originator represents and warrants as of the applicable Assignment Date that (i) to the extent that any Loans were pledged as collateral for the CP Transaction, immediately prior to such date (as applicable), a collateral custodian under the CP Transaction had possession of each such original Underlying Note and a copy of the Loan and the related complete Loan File, and there were no other custodial agreements relating to the same in effect except for a custodial agreement between ACAS and ACS Funding Trust I with respect to the CP Transaction; (ii) each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces; (iii) all blanks on any form have been properly filled in and each form has otherwise been correctly prepared; and (iv) the complete Loan File for each Loan is in the possession of the Indenture Trustee.

Section 3.05                            Representations and Warranties Regarding Concentrations of Initial Loans.

The Originator represents and warrants as of the Closing Date, as to the composition of the Initial Loans in the Loan Pool as of the Initial Cut–Off Date, that:

(a)           the sum of the Outstanding Loan Balances of Obligors that are in the same industry (by SIC code) shall not exceed 7.6%;

(b)           [Reserved]; and

(c)           the sum of the Outstanding Loan Balances of Obligors that have their principal executive offices in the same State of the United States shall not exceed 20.4%.

Section 3.06                            Representations and Warranties Regarding the Trust Depositor.

By its execution of this Agreement and each Subsequent Transfer Agreement, the Trust Depositor represents and warrants to the Issuer, the Indenture Trustee, the Securityholders and the Swap Counterparties that:

(a)           Confirmation of the Originator’s Representations and Warranties.  The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.05 of this Agreement and in the ACAS Transfer Agreement are true and correct.

(b)           Organization and Good Standing.  The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged.  The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would not reasonably be expected have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Trust Depositor or the Issuer.

(c)           Authorization.  The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created.

(d)           Valid Sale.  This Agreement and each Subsequent Transfer Agreement, if any, shall effect a valid sale, transfer and assignment of the Loan Assets from the Trust Depositor to the Issuer, enforceable against the Trust Depositor and creditors of and purchasers from the Trust Depositor.

(e)           Binding Agreements.  This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(f)            No Consent Required.  The Trust Depositor is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party except (i) for the filing of the UCC financing statements and (ii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(g)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Requirement of Law applicable to the Trust Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any security interest, Lien, charge, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(h)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(i)            Bulk Sales.  The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” laws by the Trust Depositor.

(j)            Solvency.  The Trust Depositor, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is and will be Solvent.

(k)           Taxes.  The Trust Depositor has filed or caused to be filed all tax returns that, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(l)            Name and Location; No Changes.  The Trust Depositor’s name and location (within the meaning of Article 9 of the UCC) are as set forth in Section 13.04.  The Trust Depositor has not changed its name, identity, structure, existence or state of formation, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location (within the meaning of Article 9 of the UCC) within the four (4) months preceding the Closing Date.

(m)          Not an Investment Company.  The Trust Depositor is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (or the Trust Depositor is exempt from all provisions of such act).

(n)           Sale Treatment.  The Trust Depositor has treated the transfer of Loan Assets to the Trust Depositor for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents, except to the extent applicable tax laws require otherwise.

(o)           Security Interest.

(i)            This Agreement creates a valid, continuing and enforceable security interest (as defined in the applicable UCC) in the Loan Assets in favor of the Issuer, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Trust Depositor;

(ii)           such Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)          the Trust Depositor owns and has good and marketable title to such Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)          the Trust Depositor has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Issuer;

(v)           the Trust Depositor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Requirements of Law in order to perfect the security interest in such Loan Assets granted to the Issuer under this Agreement;

(vi)          other than the security interest granted to the Issuer pursuant to this Agreement, the Trust Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets;

(vii)         the Trust Depositor has not authorized the filing of and is not aware of any financing statements against the Trust Depositor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Issuer under this Agreement, or (B) that has been terminated;

(viii)        the Trust Depositor is not aware of the filing of any judgment or tax Lien filings against the Trust Depositor;

(ix)           all original executed copies of each Underlying Note that constitute or evidence the Loan Assets have been delivered to the Indenture Trustee;

(x)            the Trust Depositor has received a written acknowledgment from the Indenture Trustee that the Indenture Trustee or its bailee is holding the Underlying Notes that constitute or evidence the Loan Assets solely on behalf of and for the benefit of the Securityholders and the Swap Counterparties; and

(xi)           none of the Underlying Notes that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer and the Indenture Trustee.

(p)           No Liens.  The Trust Depositor owns each Loan Asset to be sold by it hereunder free and clear of any Liens except as provided herein, and upon the sale, transfer or assignment hereunder, the Issuer shall (i) become the owner of each Loan Asset then existing or thereafter arising, free and clear of any Lien except as provided herein or (ii) acquire a first priority perfected security interest in such Loan Asset.  No effective financing statement or other instrument similar in effect covering any Loan Asset or the Collections with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Issuer relating to this Agreement or otherwise as provided under this Agreement.

(q)           Value Given.  The cash payments received by the Trust Depositor in respect of the purchase price of each Loan sold hereunder constitutes the face value of such Loan and reasonably equivalent value in consideration for the transfer to the Issuer of such Loan under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Trust Depositor to the Issuer, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

The representations and warranties in subsection 3.01(o) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto.

Section 3.07                            Representations and Warranties Regarding the Servicer.

The Servicer represents and warrants to the Owner Trustee, the Indenture Trustee, the Securityholders and the Swap Counterparties that:

(a)           Organization and Good Standing.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power to own its assets and to transact the business in which it is currently engaged.  The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would not reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or otherwise) of the Servicer or the Issuer.  The Servicer is properly licensed in each jurisdiction to the extent required by the laws of such jurisdiction to service the Loans in accordance with the terms hereof.

(b)           Authorization.  The Servicer has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which the Servicer is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which the Servicer is a party, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party.

(c)           Binding Obligations.  This Agreement and the other Transaction Documents to which the Servicer is a party constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with their terms, except as enforcement of such terms may be limited by Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(d)           No Consent Required.  The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which the Servicer is a party except (i) for the filing of the UCC financing statements and (ii) such consents, licenses, approvals, authorizations, registrations and declarations which have been obtained and are in full force and effect.

(e)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party by the Servicer will not violate any Requirements of Law applicable to the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer or any of the Servicer’s properties may be bound, or result in the creation of or imposition of any security interest, Lien, pledge, preference, equity or encumbrance of any kind upon any of its properties pursuant to the terms of any such mortgage, indenture, contract or other agreement, other than as contemplated by the Transaction Documents.

(f)            Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or any other Transaction Document to which the Servicer is a party that, if adversely determined, would, in the reasonable judgment of the Servicer, be expected to have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Servicer or the Issuer or the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party.

(g)           Reports.  All reports, certificates and other written information furnished by the Servicer with respect to the Loans are correct in all material respects.

Section 3.08                            Representations and Warranties of the Backup Servicer and the Indenture Trustee.

Each of the Backup Servicer and Indenture Trustee hereby represents and warrants to the Issuer, the Originator, the Servicer, the Trust Depositor, the Owner Trustee, the Securityholders and the Swap Counterparties, as follows:

(a)           Organization.  It is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States with all requisite power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)           Good Standing.  It is duly qualified to do business as a national banking association and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property and the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or have such licenses or approvals has not had, and would not be reasonably expected to have, a material adverse effect on the interests of the Securityholders or the Swap Counterparties.

(c)           Authorization.  It has the power and authority to execute and deliver this Agreement and to carry out its terms, and it has duly authorized the execution, delivery and performance of this Agreement by all requisite action.

(d)           No Violations.  The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, its articles of association, bylaws or any Contractual Obligation by which it or any of its property is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any Contractual Obligation (other than the Agreement), or (iii) violate any Requirements of Law.

(e)           No Consent Required.  No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over it or any of its respective properties is required to be obtained in order for it to enter into this Agreement or perform its obligations hereunder.

(f)            Binding Obligation.  This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

(g)           Litigation.  There are no proceedings or investigations pending or, to the best of its knowledge, threatened, against it before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might (in its reasonable judgment) have a material adverse effect on the interests of the Securityholders or the Swap Counterparties.

ARTICLE IV

PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS

Section 4.01                            Custody of Loans.

The contents of each Loan File shall be held in the custody of the Indenture Trustee under the terms of this Agreement and the Indenture for the benefit of, and as agent for, the Securityholders and the Swap Counterparties.

Section 4.02                            Filing.

On or prior to the Closing Date, the Originator, Trust Depositor and Servicer shall cause the UCC financing statement(s) referred to in subsection 2.02(ix) hereof to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Owner Trustee or Indenture Trustee (acting at the direction of the Required Holders) may reasonably request to perfect and protect the Indenture Trustee’s first priority perfected security interest in the Loan Assets against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title.  Notwithstanding the obligations of the Originator, the Trust Depositor and the Servicer set forth in the preceding sentence, the Originator, the Trust Depositor and the Servicer hereby authorize the Owner Trustee to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Owner Trustee may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03                            Changes in Name, Corporate Structure or Location.

(a)           During the term of this Agreement, none of the Originator, the Servicer, the Trust Depositor or the Issuer shall change its name, identity, structure, existence or location (as defined in Article 9 of the UCC) without first giving at least thirty (30) days’ prior written notice to the Owner Trustee, the Indenture Trustee and each Swap Counterparty.

(b)           If any change in either the Servicer’s, the Originator’s, the Trust Depositor’s or the Issuer’s name, identity, structure, existence, location (as defined in Article 9 of the UCC) or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Servicer, no later than five (5) Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Indenture Trustee’s security interest in the Loan Assets and the proceeds thereof.  Promptly after taking any of the foregoing actions, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Indenture Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04                            Chief Executive Office.

During the term of this Agreement, and subject to the other terms and provisions herein relating to changes in location, the Originator will maintain its chief executive office in one of the States of the United States.

Section 4.05                            Costs and Expenses.

The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Issuer’s and the Indenture Trustee’s right, title and interest in and to the Loan Assets (including, without limitation, the security interest in the Collateral related thereto and the security interests provided for in the Indenture).

Section 4.06                            Sale Treatment.

The Trust Depositor shall treat the transfer of Loan Assets made hereunder for all purposes (other than for financial accounting purposes) as a sale and purchase on all of its relevant books, records, financial statements and other applicable documents.  Notwithstanding the preceding sentence, for federal income tax purposes, the transfer of Loan Assets by the Trust Depositor hereunder shall not be treated as a sale and purchase for federal income tax purposes so long as the Issuer is disregarded as a separate entity pursuant to Treasury Regulations Section 301.7701–3(b)(1)(ii).

Section 4.07                            Separateness from Trust Depositor.

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor each of the actions or activities specified in the “substantive consolidation” opinion of Winston & Strawn (including any certificates of the Originator attached thereto), delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V

SERVICING OF LOANS

Section 5.01                            Appointment and Acceptance; Responsibility for Loan Administration.

(a)           ACAS is hereby appointed as Servicer pursuant to this Agreement.  ACAS accepts the appointment and agrees to act as the Servicer pursuant to this Agreement.

(b)           The Servicer will have the sole obligation to manage, administer, service and make collections on the Loans and perform or cause to be performed all contractual and customary undertakings of the holder of the Loans to the Obligor.  The Owner Trustee, at the written request of a Servicing Officer, shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate in the opinion of the Owner Trustee to enable the Servicer to carry out its servicing and administrative duties hereunder.  The Servicer is hereby appointed the Servicer hereunder until such time as any Servicer Transfer may be effected under Article VIII.

Section 5.02                            General Duties.

(a)           The Servicer will service, administer and enforce the Loans in the Loan Pool on behalf of the Issuer and will have full power and authority to do any and all things in connection with such servicing and administration which it deems necessary or desirable and as shall not contravene the provisions of this Agreement.  The Servicer will manage, service, administer, and make collections on the Loans in the Loan Pool with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable loans that it services for itself or others.  The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors regarding the Loans in the Loan Pool, investigating delinquencies, accounting for collections, furnishing monthly and annual statements with respect to collections and payments in accordance with Article IX hereof and with its customary standards, policies and procedures, and using its best efforts to maintain the perfected first priority security interest of the Indenture Trustee in the Loan Assets.  The Servicer will follow its customary standards, policies, and procedures and will have full power and authority, acting alone (and consistent with its customary standards, policies and procedures, in its own name), to do any and all things in connection with such managing, servicing, administration and collection, including, without limitation, litigation, that it deems necessary or desirable.

(b)           If the Servicer commences a legal proceeding to enforce a Defaulted Loan pursuant to Section 5.15 or commences or participates in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Loan in the Loan Pool, the Issuer will be deemed to have automatically assigned such Loan to the Servicer immediately prior to the commencement of any such legal proceeding, for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Issuer, pursuant to this subsection 5.02(b), to execute and deliver, on behalf of itself and the Issuer, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings.  If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Loan on the grounds that it is not a real party in interest or a holder entitled to enforce the Loan, then the Owner Trustee will, at the Servicer’s expense and direction, take steps on behalf of the Issuer to enforce the Loan, including bringing suit in the Issuer’s name.

Section 5.03                            Administration.

The Servicer will act as administrator for the Issuer and the Owner Trustee under the Transaction Documents and will provide the notices and perform other administration obligations required to be provided or performed by the Issuer and/or the Owner Trustee under the Transaction Documents.  The Servicer shall monitor the performance of the Issuer and the Owner Trustee and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s or the Owner Trustee’s duties under the Transaction Documents.  The Servicer shall prepare for execution by the Owner Trustee or Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Transaction Documents.  The Servicer will also perform the accounting functions of the Issuer which the Owner Trustee is required to perform under the Trust Agreement, including but not limited to maintaining the books of the Issuer, filing tax returns for the Issuer and delivering tax related reports to Noteholders, except Form 1099s and Schedule K–1s, which shall be the responsibility of the Indenture Trustee and Owner Trustee, respectively.

Section 5.04                            Disposition upon Termination of Loan.

Upon the termination of a Loan included in the Loan Pool as a result of a default by the Obligor thereunder, and upon any such Loan becoming a Defaulted Loan, the Servicer will use commercially reasonable efforts to dispose of any related Collateral for a purchase price equal to the fair market value thereof as reasonably determined by the Servicer.

Section 5.05                            Subservicers.

The Servicer may enter into servicing agreements with one or more subservicers (including any Affiliate of the Servicer) to perform all or a portion of the servicing functions on behalf of the Servicer; provided, that, the Servicer shall remain obligated and be liable to the Issuer for servicing and administering the Loans in the Loan Pool in accordance with the provisions of this Agreement without diminution of such obligation and liability by virtue of the appointment of such subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Loans.  The fees and expenses of the subservicer (if any) will be as agreed between the Servicer and its subservicer and neither the Owner Trustee, the Issuer, the Indenture Trustee, the Swap Counterparties nor the Securityholders will have any responsibility therefor.  All actions of a subservicer taken pursuant to such a subservicer agreement will be taken as an agent of the Servicer with the same force and effect as though performed by the Servicer.

Section 5.06                            Further Assurance.

The Owner Trustee and the Indenture Trustee will, at the written request of the Servicer, furnish the Servicer, and the Servicer will furnish any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or a subservicer, as applicable, to carry out its servicing and administrative duties under this Agreement, the forms of which documents shall be prepared by the Servicer and submitted for execution to the Owner Trustee or the Indenture Trustee, as the case may be.  The Servicer shall not, nor shall the

Servicer permit any sub–servicer to, initiate any action in the Indenture Trustee’s name if such action were to require the Indenture Trustee to become registered to do business in any state in which it was not already registered and without both obtaining the Indenture Trustee’s written consent and indicating the Servicer’s or such sub–servicer’s representative capacity.

Section 5.07                            Notice to Obligors.

The Servicer will not be required to notify any Obligor that such Obligor’s Loan, or any security interest in such Loan or related Collateral, has been sold, transferred, assigned, or conveyed pursuant to this Agreement; provided, that, in the event that the Servicer is replaced, then if the place for payment pursuant to any Loan is changed, the Successor Servicer must give each related Obligor prompt written notice of the appointment of the Successor Servicer and the place to which such Obligor should make payments pursuant to each such Loan.

Section 5.08                            Collection Efforts; Modification of Loans; Release of Loan Files.

(a)           The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Loans in the Loan Pool as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable loans that it services for itself or others.

(b)           The Servicer may, subject to Sections 5.09 and 5.10, at the request of an Obligor and at the Servicer’s option, waive, modify or otherwise vary any provision of a Loan in accordance with its Credit and Collection Policy; provided, that, (i) no such waiver, modification or variance shall be used to circumvent the Required Reserve Amount, (ii) except as provided in Sections 5.09, 5.10 and 5.15, no such waiver, modification or variance shall have a material adverse effect on the Noteholders or the Swap Counterparties, and (iii) if any Loan is waived, modified or varied due to an Obligor’s inability to pay principal or interest, then the Loan shall be treated as a Delinquent Loan as of the payment date that would have been missed had such Loan not been so waived, modified or varied.

(c)           Upon the payment in full of any Loan, the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or the deposit into the Collection Account of the purchase price of any Loan acquired by the Trust Depositor, the Servicer or another Person pursuant to this Agreement, or any other Transaction Document, the Servicer will immediately notify the Indenture Trustee by a certification in the form of Exhibit E attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Loan File.  Upon receipt of such certification and request, the Indenture Trustee shall in accordance with subsection 2.07(c) release, within two (2) Business Days (if such request was received by 2:00 p.m. central time), the related Loan File to the Servicer.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable by the Servicer and shall not be chargeable to the Collection Account or the Note Distribution Account.

(d)           From time to time and as appropriate for the servicing or foreclosure of any Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a certification in the form of Exhibit E attached hereto signed by a Servicing Officer, release the related Loan File to the Servicer within two (2) Business Days (if such request was received by 2:00 p.m. central time), and the Indenture Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings.  The Servicer shall return the Loan File to the Indenture Trustee when the need therefor by the Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by the Requirements of Law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure or repossession of Collateral either judicially or non–judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to whom such Loan File or such document was delivered and the purpose or purposes of such delivery.  Upon receipt of a certificate of a Servicing Officer stating that such Loan was liquidated, the servicing receipt relating to such Loan shall be released by the Indenture Trustee to the Servicer.

(e)           The Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents provided to it necessary to the foreclosure or trustee’s sale in respect of Collateral or to any legal action brought to obtain judgment against any Obligor on the Underlying Note or other agreement securing Collateral or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Underlying Note or other agreement securing Collateral or otherwise available at law or in equity.  Together with such documents or pleadings, the Servicer shall deliver to the Indenture Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Indenture Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee will not invalidate or otherwise adversely affect the Lien of the agreement securing Collateral, except for the termination of such a Lien upon completion of the foreclosure or trustee’s sale.  The Indenture Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Indenture Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required or appropriate by any state or other jurisdiction to discharge the Lien securing Collateral upon the satisfaction thereof and the Indenture Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five (5) Business Days of the Indenture Trustee’s receipt of such certificate or documents.  Such certificate or documents shall establish to the Indenture Trustee’s satisfaction that the related Loan has been paid in full by or on behalf of the Obligor (or subject to a deficiency claim against such Obligor) and that such payment has been deposited in the Collection Account.

(f)            Notwithstanding anything contained in this Section 5.08 to the contrary, in no event may the Servicer possess in excess of fifteen (15) Loan Files (excluding Loan Files for Loans which have been paid in full or repurchased) at any given time.

Section 5.09                            Prepaid Loan.

The Servicer may, at its option and in accordance with its Credit and Collection Policy, agree to permit a Loan in the Loan Pool that is not otherwise contractually prepayable by its terms to (a) prepay in part or (b) become a Prepaid Loan; provided, that, if the Originator is acting as the Servicer hereunder, the Servicer will not permit the early termination or full prepayment of such a Loan unless (i) such early termination or full prepayment would not result in the Issuer receiving an amount (the “Prepayment Amount”) less than the sum of (A) the Outstanding Loan Balance on the date of such prepayment, plus any accrued and unpaid interest payments thereon and (B) any Unreimbursed Servicer Advances thereon (unless effectively waived and released by the Servicer) or (ii) if such early termination or full prepayment would result in the Issuer receiving a Prepayment Amount less than the amount set forth in clause (i), the Originator shall have agreed to pay the Issuer the difference between the Prepayment Amount actually paid and the amount set forth in clause (i) (such payment by the Originator also to be considered a “Prepayment Amount”).

Section 5.10                            Acceleration.

The Servicer, at its option and consistent with its Credit and Collection Policy, may accelerate (or elect not to accelerate) the maturity of all or any Scheduled Payments under any Loan in the Loan Pool under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period); provided, that, promptly after such Loan becomes a Defaulted Loan, the Servicer shall either accelerate the Scheduled Payments due under the Loan or take other action in accordance with the Originator’s past practice, including foreclosing on the related Collateral, to realize upon the value of such Loan and the related Collateral to the fullest extent permitted by the terms of such Loan.

Section 5.11                            Taxes.

To the extent provided for in any Loan in the Loan Pool, the Servicer will make reasonable efforts to collect (or cause to be collected) all payments with respect to amounts due for taxes and assessments relating to such Loans and remit such amounts to the appropriate Governmental Authority on or prior to the date such payments are due.

Section 5.12                            Insurance Premiums.

To the extent provided for in any Loan in the Loan Pool, the Servicer will make reasonable efforts to collect (or cause to be collected) all payments with respect to amounts due for insurance premiums relating to such Loans or the Collateral and remit such amounts to the appropriate insurer on or prior to the date such payments are due.

Section 5.13                            Remittances.

The Servicer will service all Collections in accordance with Section 7.01 hereof.

Section 5.14                            Servicer Advances.

For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan in the Loan Pool during such Collection Period was not received prior to the end of such Collection Period, the Servicer has the right to elect, but is not obligated, to make a Servicer Advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) if the Servicer reasonably believes that the advance will be reimbursed by the related Obligor.  The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 11:00 a.m. (New York City time) on the related Transfer Date, in immediately available funds.  The Servicer will be entitled to be reimbursed for Servicer Advances pursuant to subsections 7.05(a) and 7.05(b).

Section 5.15                            Realization upon Defaulted Loan.

The Servicer will use its reasonable best efforts consistent with its Credit and Collection Policy in its servicing of Loans to repossess or otherwise comparably convert the ownership of any Collateral relating to a Defaulted Loan and will retain a sales agent to sell such Collateral consistent with its current practices.  The Servicer will follow such other practices and procedures as it deems necessary or advisable and as are customary and usual in its servicing of loans and other actions by the Servicer in order to realize upon such Collateral, which practices and procedures may include reasonable efforts to enforce all obligations of Obligors and foreclosing upon and selling such Collateral at a public or private sale in circumstances.  Without limiting the generality of the foregoing, the Servicer may sell any such Collateral to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof.  The Servicer will remit to the Collection Account the Liquidation Proceeds received in connection with the sale or disposition of Collateral relating to a Defaulted Loan in accordance with Section 7.01.

Section 5.16                            Maintenance of Insurance Policies.

(a)           The Servicer will use its reasonable best efforts to ensure that each Obligor maintains an Insurance Policy with respect to the related Collateral in an amount at least equal to the original Outstanding Loan Balance of the related Loan in the Loan Pool; provided, that, the Servicer, in accordance with its Credit and Collection Policy, may allow Obligors to self–insure.

(b)           Additionally, the Servicer will require that each Obligor maintain property damage insurance during the term of each Loan in the Loan Pool in amounts and against risks customarily insured against.  If an Obligor fails to maintain property damage insurance, the Servicer may, but is under no obligation to, purchase and maintain such insurance on behalf of, and at the expense of, the Obligor in accordance with the Servicer’s Credit and Collection Policy.  In connection with its activities as Servicer of the Loans, the Servicer agrees to present, on behalf of itself, the Issuer, the Indenture Trustee, the Swap Counterparties and the Securityholders, claims to the insurer under each Insurance Policy, and to settle, adjust and compromise such claims, in each case, consistent with the terms of each Loan and the Servicer’s Credit and Collection Policy.

Section 5.17                            Other Servicer Covenants.

The Servicer hereby covenants that:

(a)           Loan Files.  The Servicer will, at its own cost and expense, maintain copies of all Loan Files in its possession in accordance with its customary procedures.  Without limiting the generality of the preceding sentence, the Servicer will not dispose of any documents constituting the Loan Files in any manner that is inconsistent with the performance of its obligations as the Servicer pursuant to this Agreement and will not dispose of any Loan except as contemplated by this Agreement.

(b)           Compliance with Law.  The Servicer will comply, in all material respects, with all Requirements of Law applicable to the Servicer or the Loans in the Loan Pool; provided, that, the Servicer may contest any such Requirements of Law in any reasonable manner that will not materially and adversely affect the value of (or the rights of the Indenture Trustee, the Securityholders or the Swap Counterparties with respect to) the Loan Assets.

(c)           Obligations with Respect to Loans; Modifications.  The Servicer will duly fulfill and comply with, in all material respects, all obligations on the part of the Trust Depositor to be fulfilled or complied with under or in connection with each Loan in the Loan Pool and will do nothing to impair the rights of the Indenture Trustee, the Securityholders or the Swap Counterparties in, to and under the Loan Assets.  The Servicer will perform such obligations under the Loans in the Loan Pool and will not modify, waive or vary the Loans, except as otherwise permitted hereby.

(d)           No Bankruptcy Petition.  Prior to the date that is one (1) year and one (1) day after the payment in full of all amounts owing in respect of all outstanding Securities, the Servicer will not institute against the Trust Depositor, or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This subsection 5.17(d) will survive the termination of this Agreement.

(e)           Location of Loan Files.  The Loan Files shall remain at all times in the possession of the Indenture Trustee unless the Servicer requests that a Loan File be delivered to it in order to enforce the rights of the Issuer thereunder or for other purposes related to the servicing of the Loans, to the extent provided in Section 5.08.

(f)            Regulatory Filings.  The Servicer, on behalf of the Trust Depositor, shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

(g)           Modification of Credit and Collection Policy.  The Servicer shall not amend or modify its Credit and Collection Policy in a manner that would have a material adverse effect on the Securityholders or the Swap Counterparties.

(h)           Swap Covenants.

(1)           So long as any of the Notes are outstanding, if on any date either:

(i)            the then current Aggregate Notional Amount of all Swap Transactions hedging the Fixed Rate Loans exceeds the Outstanding Loan Balance of the Fixed Rate Loans for the corresponding Collection Period by more than the Fixed Rate Permitted Excess Amount; or

(ii)           the Aggregate Notional Amount for any future calculation period of all Swap Transactions hedging the Fixed Rate Loans exceeds the projected Outstanding Loan Balance of the Fixed Rate Loans for the corresponding Collection Period by more than the Fixed Rate Permitted Excess Amount.

then, not later than 1:00 p.m. (New York City time) on the date that is the second (2nd) New York Business Day prior to the Determination Date preceding the next Payment Date, the Servicer will notify the Indenture Trustee, the Swap Counterparties and the Rating Agencies of such event and with effect on such next Payment Date one or more of the Swap Transactions hedging the Fixed Rate Loans will be reduced or amended in accordance with the terms of the applicable Swaps so that the Aggregate Notional Amount for each calculation period of the Swap Transactions hedging the Fixed Rate Loans will not exceed the Outstanding Loan Balance of the Fixed Rate Loans at the end of the corresponding Collection Period or as projected to be outstanding at the end of the corresponding Collection Period.

(2)           So long as any of the Notes are outstanding, if on any date either:

(i)            the then current Aggregate Notional Amount of all Swap Transactions hedging the Floating Rate Loans exceeds the Outstanding Loan Balance of the Floating Rate Loans for the corresponding Collection Period by more than the Floating Rate Permitted Excess Amount; or

(ii)           the Aggregate Notional Amount for any future calculation period of all Swap Transactions hedging the Floating Rate Loans exceeds the projected Outstanding Loan Balance of the Floating Rate Loans for the corresponding Collection Period by more than the Floating Rate Permitted Excess Amount;

then, not later than 1:00 p.m. (New York City time) on the date that is the second (2nd) New York Business Day prior to the Determination Date preceding the next Payment Date, the Servicer will notify the Indenture Trustee, the Swap Counterparties and the Rating Agencies of such event and with effect on such next Payment Date one or more of the Swap Transactions hedging the Floating Rate Loans will be reduced or amended in accordance with the terms of the applicable Swaps so that the Aggregate Notional Amount of the Swap Transactions hedging the Floating Rate Loans will not exceed the Outstanding Loan Balance of the Floating Rate Loans at the end of the corresponding Collection Period or as projected to be outstanding at the end of the corresponding Collection Period.

Section 5.18                            Servicing Compensation.

As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 5.19, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Collection Period (or portion thereof) prior to the termination of the Issuer (with respect to each Collection Period, the “Servicing Fee”) equal to one–twelfth of the product of (A) the Servicing Fee Percentage and (B) the Aggregate Outstanding Loan Balance of the Loans as of the first day of such Collection Period.  The Servicing Fee is payable out of Interest Collections.

Section 5.19                            Payment of Certain Expenses by Servicer.

The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of independent accountants, the Owner Trustee (including with respect to an administrator acting on behalf of the Owner Trustee and the Issuer), the Indenture Trustee, taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement to be for the account of the Issuer or the Trust Depositor.  The Servicer will be required to pay all reasonable fees and expenses (including, without limitation, legal fees and expenses) owing to the Owner Trustee or the Indenture Trustee in connection with the maintenance of the Trust Accounts.  The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment or reimbursement therefor other than (i) the Servicing Fee, and (ii) the reimbursement for Liquidation Expenses to the extent gross recoveries with respect to a Loan are sufficient, after payment of all principal and finance charges due with respect to such Loan, to cover such expenses.

Section 5.20                            Records.

The Servicer shall, during the period it is Servicer hereunder, maintain such books of account and other records as will enable the Owner Trustee and the Indenture Trustee to determine the status of each Loan.

Section 5.21                            Inspection.

(a)           At all times during the term hereof, the Servicer shall afford the Owner Trustee and the Indenture Trustee and their respective authorized agents reasonable access during normal business hours to the Servicer’s or any subservicer’s records relating to the Loans and the Servicer’s performance or observance of the terms of this Agreement.  The Servicer and any subservicer will cause its personnel to assist in any examination of such records by the Owner Trustee or the Indenture Trustee, or such authorized agents, and allow copies of the same to be made.  The examination referred to in this subsection 5.21(a) will be conducted in a manner that does not unreasonably interfere with the Servicer’s or subservicer’s normal operations or customer or employee relations.  Without otherwise limiting the scope of the examination, the Owner Trustee or the Indenture Trustee may, using generally accepted audit procedures, verify the status of each Loan and review the Computer Records and other records relating thereto for conformity to Monthly Reports prepared pursuant to Article IX and compliance with the standards represented to exist as to each Loan in this Agreement.

(b)           At all times during the term hereof, the Servicer shall keep available a copy of the List of Loans at its principal executive office for inspection by Securityholders and Swap Counterparties.

(c)           The Servicer shall, if given reasonable notice by the Indenture Trustee after the end of any Collection Period, provide the Indenture Trustee with a copy of the Computer Record.

(d)           For so long as any of the Notes are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Servicer will provide or cause to be provided to any holder of such Notes and any prospective purchaser thereof designated by such holder, upon the request of such a holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Notes conducted in accordance with Rule 144A.

Section 5.22                            The Backup Servicer.

(a)           The Issuer, the Indenture Trustee and the Trust Depositor hereby appoint Wells Fargo Bank Minnesota, National Association to act as Backup Servicer in accordance with the terms of this Agreement.  Wells Fargo Bank Minnesota, National Association hereby accepts such appointment and agrees to perform the duties and responsibilities with respect thereto set forth herein.

(b)           The Backup Servicer shall perform the following duties and obligations:

(i)            On or before the Closing Date, the Backup Servicer shall accept from the Servicer delivery of the information required to be set forth in the Monthly Reports in hard copy and in an agreed upon electronic format.

(ii)           Not later than 12:00 noon New York time two (2) Business Days prior to each Determination Date, the Servicer shall provide to the Backup Servicer and the Backup Servicer shall accept delivery of tape in an agreed upon electronic format (the “Tape”) from the Servicer, which shall include but not be limited to the following information:  (x) for each Loan, the (1) Loan number, (2) legal name of the related Obligor, (3) state of the Obligor’s chief executive office, (4) SIC Code, (5) outstandings at cost, (6) type of Loan (i.e., term Loan or Revolving Loan), (7) type of security interest (i.e., senior or subordinated), (8) term payment type (i.e., amortizing or balloon), (9) origination date, (10) maturity date, (11) benchmark for the Loan’s interest rate, (12) margin, (13) frequency of Scheduled Payments, (14) controlling interest, (15) the collection status, (16) the Loan status, and (17) the Outstanding Loan Balance, and (y) the Aggregate Outstanding Loan Balance.

(iii)          Prior to the related Payment Date, the Backup Servicer shall review the Monthly Report to ensure that it is complete on its face and that the following items in such Monthly Report have been accurately calculated, if applicable, and reported:  (A) the Aggregate Outstanding Loan Balance, (B) the

Backup Servicing Fee, (C) the Loans that are thirty (30) or more days Delinquent (other than Defaulted Loans), (D) the Defaulted Loans, (E) the Portfolio Yield and (F) the principal and interest payments due to Noteholders.  The Backup Servicer shall notify the Indenture Trustee, the Initial Purchaser and the Servicer of any disagreements with the Monthly Report based on such review not later than the Business Day preceding such Payment Date.

(iv)          If the Servicer disagrees with the report provided under subsection 5.22(b)(iii) by the Backup Servicer or if the Servicer or any subservicer has not reconciled such discrepancy, the Backup Servicer agrees to confer with the Servicer to resolve such disagreement on or prior to the next succeeding Determination Date and shall settle such discrepancy with the Servicer, if possible, and notify the Indenture Trustee, the Swap Counterparties and the Initial Purchaser of the resolution thereof.  The Servicer hereby agrees to cooperate, at its own expense, with the Backup Servicer in reconciling any discrepancies herein.  If, within twenty (20) days after the delivery of the report provided under subsection 5.22(b)(iii) by the Backup Servicer, such discrepancy is not resolved, the Backup Servicer shall promptly notify the Servicer, the Indenture Trustee, the Swap Counterparties and the Initial Purchaser of the continued existence of such discrepancy.  Following receipt of such notice by the Indenture Trustee, the Swap Counterparties and the Initial Purchaser, the Servicer shall deliver to the Indenture Trustee, the Swap Counterparties, the Initial Purchaser, and the Backup Servicer, no later than the related Payment Date, a certificate describing the nature and amount of such discrepancies and the actions the Servicer proposes to take with respect thereto.

(c)           After the Servicer’s and Backup Servicer’s receipt of an effective notice of termination terminating the Servicer in accordance with this Agreement, all authority, power, rights and responsibilities of the Servicer under this Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Backup Servicer, and the Backup Servicer shall be deemed the successor Servicer, subject to and in accordance with the provisions of Section 8.03, as long as the Backup Servicer is not prohibited by Requirements of Law from fulfilling the same, as evidenced by an Opinion of Counsel.

(d)           Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Backup Servicer shall be a party, or (iii) that may succeed to the properties and assets of the Backup Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Backup Servicer hereunder, shall be the successor to the Backup Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

(e)           As compensation for its backup servicing activities hereunder, the Backup Servicer shall be entitled to receive the Backup Servicing Fee from the Servicer.  The Backup Servicer’s entitlement to receive the Backup Servicing Fee (other than due and unpaid Backup Servicer Fees owed through such date) shall cease on the earliest to occur of:  (i) it becoming the Successor Servicer, (ii) its removal as Backup Servicer, or (iii) the termination of this Agreement.

(f)            The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder.  Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer.  The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Backup Servicer will be responsible for any misconduct or negligence on the part of such agents, attorneys or custodians acting on the routine and ordinary day–to–day operations for and on behalf of the Backup Servicer.  Neither the Backup Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement, other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(g)           The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any Tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the parties hereto each agree to look only to the Servicer to perform such obligations.  With respect to subsection 5.22(b), the Backup Servicer, in the performance of its duties and obligations hereunder, is entitled to rely conclusively, and shall be fully protected in so relying, on the contents of each Tape, including, but not limited to, the completeness and accuracy thereof, provided by the Servicer.  The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information.  The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than any agent, attorney or custodian acting on behalf of such Backup Servicer), including the Servicer (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than any agent, attorney or custodian acting on behalf of such Backup Servicer), (iii) the invalidity or unenforceability of any Loan under Requirements of Law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Loan, or (v) the acts or omissions of any successor Backup Servicer.

Section 5.23                            [Reserved].

Section 5.24                            Covenants of the Backup Servicer.

The Backup Servicer hereby covenants that:

(a)           The Backup Servicer will comply in all material respects with all Requirements of Law.

(b)           The Backup Servicer will preserve and maintain its existence, rights, franchises and privileges as a national banking association in good standing under the federal laws of the United States.

(c)           The Backup Servicer shall perform in all material respects all of its obligations and duties under this Agreement.

Section 5.25                            Appointment of Successor Backup Servicer; Successor Backup Servicer to Act.

(a)           The Backup Servicer may be removed, with or without cause, by the Majority Noteholders or the Indenture Trustee, by notice given in writing to the Backup Servicer (the “Backup Servicer Termination Notice”).  The Backup Servicer shall continue to perform all backup servicing functions under this Agreement until the date specified in the Backup Servicer Termination Notice or, if no such date is specified, until a date mutually agreed by the Backup Servicer and the Indenture Trustee.  The Indenture Trustee shall as promptly as possible after the giving of a Backup Servicer Termination Notice appoint a Successor Backup Servicer (the “Successor Backup Servicer”), and such Successor Backup Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee.

(b)           In the event that a Successor Backup Servicer has not been appointed and has not accepted its appointment at the time when the then Backup Servicer has ceased to act as Backup Servicer, the Indenture Trustee shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the backup servicing of loans similar to the Loans as the Successor Backup Servicer hereunder.  The Successor Backup Servicer shall be the successor in all respects to the Backup Servicer in its capacity as Backup Servicer under this Agreement and the transactions set forth or provided for herein, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Backup Servicer by the terms and provisions hereof, and the terminated Backup Servicer shall be relieved of such responsibilities, duties and liabilities arising after such backup servicer transfer (the “Backup Servicer Transfer”); provided, however, that the Successor Backup Servicer shall not be liable for any acts or omissions of the Backup Servicer occurring prior to such Backup Servicer Transfer or for any breach by the Backup Servicer of any of its representations and warranties contained herein or in any related document or agreement.  As compensation therefor, the Successor Backup Servicer shall be entitled to receive reasonable compensation equal to the monthly Backup Servicing Fee from the Servicer.  Notwithstanding anything else herein to the contrary, in no event shall the Issuer or the Indenture Trustee be liable for any Backup Servicing Fee or for any differential in the amount of the backup servicing fee paid hereunder and the amount necessary to induce any Successor Backup Servicer to act as

Backup Servicer under this Agreement and the transactions set forth or provided for herein.  The Issuer, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

ARTICLE VI

COVENANTS OF THE TRUST DEPOSITOR

Section 6.01                            Legal Existence.

During the term of this Agreement, the Trust Depositor will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Trust Depositor and its Affiliates will be conducted on an arm’s–length basis.

Section 6.02                            Loans Not to Be Evidenced by Promissory Notes.

The Trust Depositor will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 6.03                            Security Interests.

The Trust Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Loan Pool or related Collateral, whether now existing or hereafter transferred to the Issuer, or any interest therein.  The Trust Depositor will immediately notify the Owner Trustee, each Swap Counterparty and the Indenture Trustee of the existence of any Lien on any Loan in the Loan Pool or related Collateral, and the Trust Depositor shall defend the right, title and interest of the Issuer in, to and under the Loans in the Loan Pool and the related Collateral against all claims of third parties; provided, however, that nothing in this Section 6.03 shall prevent or be deemed to prohibit the Trust Depositor from suffering to exist Permitted Liens upon any of the Loans in the Loan Pool or any related Collateral.

Section 6.04                            Delivery of Collections.

The Trust Depositor agrees to pay to the Servicer promptly (but in no event later than two (2) Business Days after receipt) all Collections received by the Trust Depositor in respect of the Loans, for application in accordance with Section 7.05 hereof.

Section 6.05                            Regulatory Filings.

The Trust Depositor shall make any filings, reports, notices, applications and registrations with, and seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Issuer as may be necessary or that the Trust Depositor deems advisable to comply with any federal or state securities or reporting requirements laws.

Section 6.06                            Compliance with Law.

The Trust Depositor hereby agrees to comply in all material respects with all Requirements of Law applicable to the Trust Depositor.

Section 6.07                            Activities.

The Trust Depositor shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, which is not directly related to the transactions contemplated and authorized by this Agreement or the other Transaction Documents; provided, however, that the Trust Depositor may purchase and sell (or grant Liens in respect of) assets similar to the Loan Assets to other Persons in securitization or other non–recourse financing transactions involving the Originator or any of its Affiliates on terms and conditions (with respect to liabilities and restrictions on its activities, as well as restrictions on its interactions with the Originator or its Affiliates, relevant to the “bankruptcy remoteness” or “substantive consolidation” analysis relating to the Trust Depositor) substantially similar to the terms and conditions applicable to the Trust Depositor under the Transaction Documents, so long as the Securityholders and the Swap Counterparties are not materially and adversely affected thereby and the Rating Agency Condition is satisfied.

Section 6.08                            Indebtedness.

The Trust Depositor shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement and the other Transaction Documents, (ii) liabilities incident to the maintenance of its corporate existence in good standing or (iii) liabilities necessarily incurred to facilitate securitizations referred to in the proviso in Section 6.07.

Section 6.09                            Guarantees.

The Trust Depositor shall not become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise except in connection with the transactions described in Section 6.07.

Section 6.10                            Investments.

The Trust Depositor shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except (i) for purchases of Loans from the Originator or as otherwise contemplated by the Transaction Documents, (ii) for investments in Eligible Investments in accordance with the terms of this Agreement, (iii) as may be necessary to facilitate securitizations referred to in the proviso in Section 6.07 or (iv) for acquisition of the Class C Notes and the Certificate.  Without limiting the generality of the foregoing, the Trust Depositor shall not: (i) provide credit to any Securityholder for the purpose of enabling such Securityholder to purchase any Securities or (ii) lend any money to the Issuer.

Section 6.11                            Merger; Sales.

The Trust Depositor shall not enter into any transaction of merger or consolidation, liquidate or dissolve itself (or suffer any liquidation or dissolution), acquire or be acquired by any Person, or convey, sell, lease or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

Section 6.12                            Distributions.

The Trust Depositor shall not declare or pay, directly or indirectly, any dividend or make any other distribution (whether in cash or other property) with respect to the profits, assets or capital of the Trust Depositor or any Person’s interest therein, or purchase, redeem or otherwise acquire for value any of its member interests now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing, no Event of Default would occur as a result thereof or after giving effect thereto, and the Trust Depositor would continue to be Solvent as a result thereof and after giving effect thereto, the Trust Depositor may declare and pay distributions to its members.

Section 6.13                            Other Agreements.

The Trust Depositor shall not become a party to, or permit any of its properties to be bound by, any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except this Agreement and the other Transaction Documents to which it is a party and any agreement relating to another securitization transaction permitted by Section 6.07; nor shall it amend or modify the provisions of its Certificate of Formation or limited liability company operating agreement, or issue any power of attorney other than to the Owner Trustee, the Indenture Trustee or the Servicer, except in accordance with the Transaction Documents.

Section 6.14                            Separate Legal Existence.

The Trust Depositor shall:

(i)            Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions.  The funds of the Trust Depositor will not be diverted to any other Person or for other than authorized uses of the Trust Depositor.

(ii)           Ensure that, to the extent that it shares the same officers or other employees as any of its members or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iii)          Ensure that, to the extent that it jointly contracts with any of its members or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.  To the extent that the Trust Depositor contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between Trust Depositor and any of its Affiliates shall be only on an arm’s length basis.

(iv)          To the extent that the Trust Depositor and any of its members or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

(v)           Conduct its affairs strictly in accordance with its Certificate of Formation and limited liability company operating agreement and observe all necessary, appropriate and customary limited liability company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(vi)          Take or refrain from taking, as applicable, each of the activities specified in the “substantive consolidation” opinion of Winston & Strawn, delivered on the Closing Date, upon which the conclusions expressed therein are based.

Section 6.15                            [Reserved].

Section 6.16                            Liability of Trust Depositor and Others.

The Trust Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Trust Depositor under this Agreement.  The Trust Depositor and any director, officer, employee or agent of the Trust Depositor may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Trust Depositor and any director, officer, employee or agent of the Trust Depositor shall be reimbursed by the Indenture Trustee for any liability or expense incurred by reason of the Indenture Trustee’s willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.  The Trust Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

Section 6.17                            Bankruptcy Limitations.

The Trust Depositor shall not, without the affirmative vote of a majority of the managers of the Trust Depositor (which must include the affirmative vote of at least two duly appointed Independent managers) (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the limited liability company or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any limited liability company action in furtherance of the actions set forth in clauses (A) through (F) above; provided, however, that no manager may be required by any member of the Trust Depositor to consent to the institution of bankruptcy or insolvency proceedings against the Trust Depositor so long as it is Solvent.

Section 6.18                            [Reserved].

Section 6.19                            Chief Executive Office.

During the term of this Agreement, the Trust Depositor will maintain its chief executive office in one of the States of the United States.

ARTICLE VII

ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS; RESERVE FUND

Section 7.01                            Trust Accounts; Collections.

(a)           On or before the Closing Date, the Trust Depositor shall establish the Collection Account (including two sub–accounts, the Interest Collection Account and the Principal Collection Account), the Note Distribution Account and the Reserve Fund, each with and in the name of the Indenture Trustee for the benefit of the Securityholders and the Swap Counterparties.  The Servicer and Indenture Trustee are hereby required to ensure that each of the Trust Accounts is established and maintained as an Eligible Deposit Account with a Qualified Institution.  If any institution with which any of the accounts established pursuant to this subsection 7.01(a) are established ceases to be a Qualified Institution, the Servicer, or if the Servicer fails to do so, the Indenture Trustee (as the case may be) shall within ten (10) Business Days establish a replacement account at a Qualified Institution after notice of such event.  The Indenture Trustee and the Servicer shall insure that each Qualified Institution maintaining an Eligible Deposit Account agrees in writing to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such account without the further consent of the Trust Depositor or Issuer.  The Trust Depositor and the Issuer agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of the UCC) of collateral comprised of “Investment Property” (within the meaning of the UCC) for all purposes of this Agreement.  For all purposes of this Agreement, the Indenture Trustee’s “jurisdiction” in respect of matters governed by the UCC shall be the State of Minnesota.

(b)           The Servicer shall deposit or cause to be deposited, without deposit into any intervening account, into the Collection Account not later than two (2) Business Days following the actual receipt of such remittance by the Servicer, all Collections on deposit with the Servicer in the form of available funds and all Collections otherwise received by the Servicer.  Collections constituting Interest Collections shall be deposited in the Interest Collection Account, and Collections constituting Principal Collections shall be deposited in the Principal Collection Account.

(c)           Notwithstanding subsection 7.01(b), the Servicer shall deposit or cause to be deposited, on the applicable Assignment Date, in immediately available funds into the Collection Account all Collections received after the applicable Cut–Off Date and through and including the date two (2) days preceding the applicable Assignment Date in respect of Loans being transferred to the Issuer on such date.  Such Collections constituting Interest Collections shall be deposited in the Interest Collection Account, and those constituting Principal Collections shall be deposited in the Principal Collection Account.

(d)           [Reserved].

(e)           Notwithstanding subsections 7.01(b) and (c), if (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Loan Pool and such Collection was received by the Servicer in the form of a check that is not honored for any reason, or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake.  Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

Section 7.02                            Reserve Fund Deposit.

On the Closing Date, the Owner Trustee, on behalf of the Issuer, shall deposit the Reserve Fund Initial Deposit into the Reserve Fund from the net proceeds of the sale of Securities.

Section 7.03                            Trust Account Procedures.

(a)           If the Servicer so directs in writing, the Indenture Trustee shall accept such directions as directions of the Issuer and shall invest the amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in such written direction that mature or are withdrawable not later than one (1) Business Day prior to the next succeeding Payment Date, except for investments in subsection (vi) of the definition of Eligible Investments.  Once such funds are invested, the Indenture Trustee shall not change the investment of such funds.  Funds in the Trust Accounts not so invested must be insured to the extent permitted by law by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.  Subject to the restrictions herein, the Indenture Trustee may purchase a Qualified Eligible Investment from itself or an Affiliate.  Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner which complies with this Section 7.03.  All Investment Earnings on investments of funds in the Trust Accounts shall be deposited in the Collection Account pursuant to Section 7.01 and distributed on the next Payment Date pursuant to Section 7.05.  The Trust Depositor and the Issuer agree and acknowledge that the Indenture Trustee is to have “control” (within the meaning of Section 9–104 of the UCC as enacted in New York) of collateral comprised of “Investment Property” (within the meaning of Section 9–102 of the UCC as enacted in New York) for all purposes of this Agreement.  For all purposes of this Agreement, the Indenture Trustee’s “jursidiction” in respect of matters governed by the UCC shall be the State of Minnesota.  In the absence of timely written direction from the Servicer, the Indenture Trustee shall invest amounts in the Trust Accounts in Qualified Eligible Investments of the type specified in clause (vi) of the definition of Eligible Investments herein.

(b)           On each Determination Date, the Servicer shall instruct the Indenture Trustee to, and on each Payment Date the Indenture Trustee shall, transfer to the Note Distribution Account, for distribution as provided in Section 7.05, all Interest Collections and Principal Collections on deposit in the Collections Account, all funds on deposit in the Reserve Fund and all Investment Earnings from the Trust Accounts.

Section 7.04                            Securityholder Distributions.

(a)           Each Noteholder and Certificateholder as of the related Record Date shall be paid on the next succeeding Payment Date by check mailed to such Noteholder or Certificateholder at the address for such Noteholder or Certificateholder appearing on the Note Register or Certificate Register or by wire transfer if such

Noteholder or Certificateholder provides written instructions to the Indenture Trustee, or Owner Trustee, respectively, at least ten (10) days prior to such Payment Date.

(b)           The Indenture Trustee shall serve as the Paying Agent hereunder and shall make the payments to the Securityholders required hereunder.  The Indenture Trustee hereby agrees that all amounts held by it for payment hereunder will be held in trust for the benefit of the Securityholders.

Section 7.05                            Allocations and Distributions.

(a)           On each Determination Date prior to the occurrence of an Event of Default or the occurrence and continuance of a Class A Trigger or a Class B Trigger, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the related Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account the sum of (i) all Interest Collections, (ii) all Investment Earnings on funds held in Trust Accounts and (iii) all amounts from the Reserve Fund, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

FIRST, pro–rata, based on the amounts owed to such Persons under this clause FIRST, to the Swap Counterparties, any amounts, including Net Trust Swap Payments for the current and any prior Payment Dates, owing to the Swap Counterparties under the Swaps (other than Swap Breakage Costs), together with interest accrued thereon;

SECOND, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, other than for fees, expenses and other amounts related to indemnification; provided, however, that in no event shall the amounts payable pursuant to this clause SECOND (i) to the Indenture Trustee and the Backup Servicer, in the aggregate, exceed $5,000 for any twelve (12) month period (excluding amounts paid as part of the Indenture Trustee Fee, the Backup Servicer Fee and recording expenses incurred by the Indenture Trustee in recording Assignments of Mortgages after an Event of Default or a Servicer Default to the extent not paid by the Servicer under subsection 2.06(b)), (ii) to the Owner Trustee, exceed $5,000 for any twelve (12) month period (excluding amounts paid as part of the Owner Trustee Fee) and (iii) if a Successor Servicer is being appointed, to the Indenture Trustee for costs and expenses associated with that appointment, exceed $100,000 in the aggregate for any given Servicer Transfer;

THIRD, to the Servicer, reimbursement for the amount of any Servicer Advances, relating to interest on the Loans, which were deposited in the Interest Collection Account;

FOURTH, to the Servicer, the monthly Servicing Fee for the preceding Collection Period, together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;

FIFTH, to the holders of the Class A Notes, the Class A Interest Amount for the related Interest Accrual Period and any related Class A Interest Shortfall together with interest on such amount;

SIXTH, to the holders of the Class B Notes, the Class B Interest Amount for the related Interest Accrual Period and any Class B Interest Shortfall together with interest on such amount;

SEVENTH, to the holders of the Class A Notes and Class B Notes, sequentially and in reduction of their respective Outstanding Principal Balance, until reduced to zero, an amount equal to the Additional Principal Amount;

EIGHTH, to the Reserve Fund an amount, if any, which, when so deposited, causes the balance of the Reserve Fund to equal the Required Reserve Amount;

NINTH, to the holders of the Class B Notes, the Class B Accrued Payable, to the extent not previously paid;

TENTH, pro–rata, based on amounts owed to such Persons under this clause TENTH, to the Swap Counterparties, any unpaid Swap Breakage Costs, together with interest accrued thereon;

ELEVENTH, pro–rata, based on the amount owed to such Person under this clause ELEVENTH, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause SECOND due to the limitations set forth therein, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification and, to a Successor Servicer, any Additional Servicing Fee; and

TWELFTH, to the Owner Trustee for payment to the Certificateholders, any remaining amounts.

(b)           On each Determination Date after the occurrence of an Event of Default or the occurrence and continuance of a Class A Trigger or a Class B Trigger, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the related Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account the sum of (i) all Interest Collections, (ii) all Investment Earnings on funds held in Trust Accounts and (iii) all amounts from the Reserve Fund, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

FIRST, pro–rata, based on amounts owed to such Persons under this clause FIRST, to the Swap Counterparties, any amounts, including Net Trust Swap Payments for the current and any prior Payment Date, owing to the Swap Counterparties under the Swaps (other than Swap Breakage Costs), together with interest accrued thereon;

SECOND, (A) following the occurrence of an Event of Default that is not a Fee Event, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, other than for fees, expenses and other amounts related to indemnification; provided, however, that in no event shall the amounts payable pursuant to this clause SECOND (i) to the Indenture Trustee and the Backup Servicer, in the aggregate, exceed $5,000 for any twelve (12) month period (excluding amounts paid as part of the Indenture Trustee Fee, the Backup Servicer Fee and recording expenses incurred by the Indenture Trustee in recording Assignments of Mortgages after an Event of Default or a Servicer Default to the extent not paid by the Servicer under subsection 2.06(b)), (ii) to the Owner Trustee, exceed $5,000 for any twelve (12) month period (excluding amounts paid as part of the Owner Trustee Fee) and (iii) if a Successor Servicer is being appointed, to the Indenture Trustee for costs and expenses associated with that appointment, exceed $100,000 in the aggregate for any given Servicer Transfer and (B) after the occurrence of a Fee Event, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, any amounts owed to such parties under the Transaction Documents for fees and expenses, other than for fees, expenses and other amounts related to indemnification;

THIRD, to the Servicer, reimbursement for the amount of any Servicer Advances relating to interest on the Loans which were deposited in the Interest Collection Account;

FOURTH, to the Servicer, the monthly Servicing Fee for the preceding Collection Period together with any amounts in respect of the Servicing Fee that were due in respect of prior Collection Periods that remain unpaid;

FIFTH, to the holders of the Class A Notes, the Class A Interest Amount for the related Interest Accrual Period and any Class A Interest Shortfall Amount together with interest on such amount;

SIXTH, to the holders of the Class B Notes, the Class B Interest Amount for the related Interest Accrual Period and any Class B Interest Shortfall Amount together with interest on such amount; and

SEVENTH, the remaining amounts shall be included as Principal Collections on such Payment Date.

(c)           On each Determination Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw, and on the Payment Date the Indenture Trustee shall withdraw, from the Note Distribution Account all Principal Collections and all funds remaining on deposit therein, to the extent there are sufficient funds, to distribute to the following parties in the following order of priority:

FIRST, to the Servicer, reimbursement for the amount of any Servicer Advances relating to principal on the Loans which were deposited in the Principal Collection Account;

SECOND, to the holders of the Class A Notes until the Outstanding Principal Balance of the Class A Notes equals zero;

THIRD, to the holder of the Class B Notes, the Class B Accrued Payable to the extent not previously paid;

FOURTH, to the holders of the Class B Notes, until the Outstanding Principal Balance of the Class B Notes equals zero;

FIFTH, pro–rata, based on the amounts owed to such Persons under this clause FIFTH, to the Swap Counterparties, any unpaid Swap Breakage Costs, together with interest accrued thereon;

SIXTH, pro–rata, based on the amounts owed to such Persons under this clause SIXTH, to the Indenture Trustee, the Backup Servicer and the Owner Trustee, to the extent not paid pursuant to clause SECOND of subsection 7.05(b) due to the limitations set forth therein, amounts owed to such parties for fees and expenses and other amounts, including such amounts related to indemnification, and, to a Successor Servicer, any Additional Servicing Fee;

SEVENTH, to the holder of the Class C Note until the Outstanding Principal Balance of the Class C Note is reduced to zero; and .

EIGHTH, to the Owner Trustee for payment to the Certificateholders, any remaining amounts.

(d)           If on any Payment Date, the aggregate amounts on deposit in the Collection Account and the Reserve Fund are greater than or equal to the sum of (i) the Aggregate Outstanding Principal Balance, (ii) the interest accrued thereon, (iii) any accrued and unpaid Servicing Fee, (iv) unreimbursed Servicer Advances and (v) amounts owed to the Swap Counterparties, including Swap Breakage Costs, the Indenture Trustee, the Backup Servicer and the Owner Trustee, the amounts on deposit in the Reserve Fund will be deposited in the Collection Account and used to redeem the Notes in full.  The redemption price will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest through the date of redemption.  It shall be a condition precedent to such redemption that all Swap Transactions then outstanding under any Swaps then in effect shall be terminated and all amounts payable to the Swap Counterparties, including Swap Breakage Costs, upon such termination shall be paid in full.

Section 7.06                            Determination of LIBOR.

(a)           The Indenture Trustee will determine the interest rate for each Interest Accrual Period by determining the rate for deposits in U.S. Dollars for a period of one (1) month (the “One–Month Index Maturity”) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is three (3) London Banking Days preceding that Interest Accrual Period (“LIBOR”).  If such rate does not appear on Telerate Page 3750 at such time, the rate for that Interest Accrual Period will be determined as if the parties had specified “USD–LIBOR–Reference Banks” as the applicable rate.  “USD–LIBOR–Reference Banks” means that the interest rate for an Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is three (3) London Banking Days preceding the beginning of that Interest Accrual Period to prime banks in the London interbank market for the One–Month Index Maturity commencing on the beginning of that Interest Accrual Period and in a Representative Amount.  The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two (2) such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations.  If fewer than two (2) quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on the beginning of that Interest Accrual Period for loans in U.S. Dollars to leading European banks for the One–Month Index Maturity commencing at the beginning of that Interest Accrual Period and in a Representative Amount.

(b)           The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the rates of interest applicable to the Notes, in the absence of manifest error, will be final and binding.

ARTICLE VIII

SERVICER DEFAULT; SERVICE TRANSFER

Section 8.01                            Servicer Default.

“Servicer Default” means the occurrence of any of the following:

(a)           any failure by the Servicer to make any payment, transfer or deposit, or to give any instructions, notice or report to the Owner Trustee or the Indenture Trustee pursuant to this Agreement on or before the date occurring two (2) Business Days after the date such payment, transfer or deposit, or such instruction, notice or report, is required to be made or given, as the case may be, under the terms of this Agreement;

(b)           any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement that has a material adverse effect on the Noteholders or the Swap Counterparties, which continues unremedied for a period of thirty (30) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Noteholders, or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the Outstanding Principal Balance of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such failure continues to materially and adversely affect the Noteholders or the Swap Counterparties for such period;

(c)           any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the Swap Counterparties and which continues to be incorrect in any material respect for a period of thirty (30) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders, or by the Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Outstanding Principal Balance of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially and adversely affect the Noteholders or the Swap Counterparties for such period;

(d)           an Insolvency Event shall occur with respect to the Servicer;

(e)           the Servicer shall fail in any material respect to service the Loans in accordance with the Credit and Collection Policy;

(f)            the Servicer alters or amends the Credit and Collection Policy in a manner that has a material adverse effect on the Noteholders or the Swap Counterparties;

(g)           the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of U.S. $5,000,000 (individually or in the aggregate) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of sixty–one (61) consecutive days without a stay of execution; or

(h)           the failure of the Servicer to make any payment due with respect to aggregate recourse debt or other obligations with an aggregate principal amount exceeding U.S. $2,500,000 or the occurrence of any event or condition that would permit acceleration of such recourse debt or other obligations if such event or condition has not been waived or cured.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five (5) Business Days or referred to under clause (b) or (c) for a period of sixty (60) days (in addition to any period provided in clause (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five (5) Business Days or sixty (60) days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other events beyond the Servicer’s control.  Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee, the Trust Depositor and each Swap Counterparty prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.  The Servicer shall immediately notify the Indenture Trustee and each Swap Counterparty in writing of any Servicer Default.

Section 8.02                            Servicer Transfer.

(a)           If a Servicer Default has occurred and is continuing, (x) the Required Holders, or (y) the Indenture Trustee, may, by written notice (a “Termination Notice”) delivered to the parties hereto, terminate all (but not less than all) of the Servicer’s management, administrative, servicing, custodial and collection functions.

(b)           Upon delivery of the notice required by subsection 8.02(a) (or, if later, on a date designated therein), and on the date that a successor Servicer shall have been appointed pursuant to Section 8.03 (such appointment being herein called a “Servicer Transfer”), all rights, benefits, fees, indemnities, authority and power of the Servicer under this Agreement, whether with respect to the Loans, the Loan Files or otherwise, shall pass to and be vested in such successor (the “Successor Servicer”) pursuant to and under this Section 8.02; and, without limitation, the Successor Servicer is authorized and empowered to execute and deliver on behalf of the Servicer, as attorney–in–fact or otherwise, any and all documents and other instruments, and to do any and all acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account, or for its own account in connection with its services hereafter or thereafter received with respect to the Loans.  The Servicer shall transfer to the Successor Servicer (i) all records held by the Servicer relating to the Loans in such electronic form as the Successor Servicer may reasonably request and (ii) any Loan Files in the Servicer’s possession.  In addition, the Servicer shall permit access to its premises (including all computer records and programs) to the Successor Servicer or its designee, and shall pay the reasonable transition expenses of the Successor Servicer.  Upon a Servicer Transfer, the Successor Servicer shall also be entitled to receive the Servicing Fee for performing the obligations of the Servicer.

Section 8.03                            Appointment of Successor Servicer; Reconveyance; Successor Servicer to Act.

(a)           Upon delivery of the notice required by subsection 8.02(a) (or, if later, on a date designated therein), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or, if no such date is specified, until a date mutually agreed by the Servicer and the Indenture Trustee.  The Indenture Trustee shall as promptly as possible after the giving of or receipt of a Termination Notice, appoint a Successor Servicer (which shall be the Backup Servicer, in accordance with subsection 5.22(c)), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee and Owner Trustee.  If within sixty (60) days of delivery of a Termination Notice the Backup Servicer does not accept appointment as the Successor Servicer, the Indenture Trustee is unable to obtain any bids from eligible servicers and the Servicer shall have yet to cure the Servicer Default, then the Indenture Trustee shall offer the Trust Depositor, and the Trust Depositor shall offer the Originator, the right to accept retransfer of all the Loan Assets, and such parties may accept retransfer of such Loan Assets in consideration of the Trust Depositor’s delivery to the Collection Account on or prior to the next upcoming Payment Date of a sum equal to the Aggregate Outstanding Principal Balance of all Securities (other than the Certificates) then outstanding, together with accrued and unpaid interest thereon through such date of deposit and all other amounts due and owing to any Person under the Transaction Documents, including amounts owing to each Swap Counterparty, including Swap Breakage Costs, it being a condition precedent to such retransfer that all Swap Transactions then outstanding under any Swaps then in effect shall be terminated and all amounts payable to the Swap Counterparties, including Swap Breakage Costs, upon such termination shall be paid in full; provided, that, the Indenture Trustee, if so directed by the Required Holders in writing, need not accept and effect such reconveyance in the absence of evidence (which may include valuations of an investment bank or similar entity) reasonably acceptable to such

Trustee or Required Holders that such retransfer would not constitute a fraudulent conveyance of the Trust Depositor or the Originator.

(b)           In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the then Servicer has ceased to act as Servicer, the Indenture Trustee, without further action, shall automatically be appointed the Successor Servicer. Notwithstanding the foregoing, if the Indenture Trustee is legally unable or prohibited from so acting, it shall petition a court of competent jurisdiction to appoint any established financial institution having a net worth of at least $50,000,000 and whose regular business includes the servicing of loans similar to the Loans as the Successor Servicer hereunder.  On or after a Servicer Transfer, the Successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and the terminated Servicer shall be relieved of such responsibilities, duties and liabilities arising after such Servicer Transfer; provided, however, that (i) the Successor Servicer will not assume any obligations of the Servicer described in Section 8.02 (ii) the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such Servicer Transfer or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement and (iii) the terminated Servicer shall not be liable for any acts or omission of any Successor Servicer occurring on and after such Servicer Transfer or for any breach by any Successor Servicer of any of its representations and warranties contained herein or in any related document or agreement.  As compensation therefor, the Successor Servicer shall be entitled to receive reasonable compensation equal to the monthly Servicing Fee.  Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee or the Backup Servicer be liable for any Servicing Fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein.  The Owner Trustee, Securityholders and the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  To the extent the terminated Servicer has made Servicer Advances, it shall be entitled to reimbursement of the same notwithstanding its termination hereunder, to the same extent as if it had continued to service the Loans hereunder.

Section 8.04                            Notification to Securityholders and Swap Counterparties.

(a)           Promptly following the occurrence of any Servicer Default, the Servicer shall give written notice thereof to the Trustees, the Trust Depositor and each Rating Agency at the addresses described in Section 13.04 hereof, to each Swap Counterparty at its address as set forth in the applicable Swap, and to the Securityholders at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

(b)           Within ten (10) days following any termination of a Servicer or appointment of a Successor Servicer pursuant to this Article VIII, the Indenture Trustee shall give written notice thereof to each Rating Agency and the Trust Depositor at the addresses described in Section 13.04 hereof, to each Swap Counterparty at its address as set forth in the applicable Swap and to the Securityholders at their respective addresses appearing on the Note Register and the Certificate Register, respectively.

Section 8.05                            Effect of Transfer.

(a)           After a Servicer Transfer, the terminated Servicer shall have no further obligations with respect to the management, administration, servicing, custody or collection of the Loans and the Successor Servicer appointed pursuant to Section 8.03 shall have all of such obligations, except that the terminated Servicer will transmit or cause to be transmitted directly to the Successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts (properly endorsed where required for the Successor Servicer to collect them) received as payments upon or otherwise in connection with the Loans.

(b)           A Servicer Transfer shall not affect the rights and duties of the parties hereunder (including but not limited to the indemnities of the Servicer) other than those relating to the management, administration, servicing, custody or collection of the Loans.

Section 8.06                            Database File.

Upon reasonable request by the Indenture Trustee or the Backup Servicer, the Servicer will provide the Successor Servicer with a magnetic tape containing the database file for each Loan (i) as of the applicable Cut–Off Date, (ii) thereafter, as of the last day of the preceding Collection Period and on the Determination Date prior to a Servicer Default and (iii) on and as of the Business Day before the actual commencement of servicing functions by the Successor Servicer following the occurrence of a Servicer Default.

Section 8.07                            Successor Servicer Indemnification.

The original Servicer shall defend, indemnify and hold the Successor Servicer and any officers, directors, employees or agents of the Successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees, and expenses that the Successor Servicer may sustain in connection with the claims asserted at any time by third parties against the Successor Servicer which result from (i) any willful or grossly negligent act taken or omission by the Servicer or (ii) a breach of any representations of the Servicer in Section 3.07 hereof.  The indemnification provided by this Section 8.07 shall survive the termination of this Agreement and the removal or resignation of the Successor Servicer.

Section 8.08                            Responsibilities of the Successor Servicer.

(a)           The Successor Servicer will not be responsible for delays attributable to the Servicer’s failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Successor Servicer.

(b)           The Successor Servicer will make arrangements with the Servicer for the prompt and safe transfer of, and the Servicer shall provide to the Successor Servicer, all necessary servicing files and records, including (as deemed necessary by the Successor Servicer at such time): (i) microfiche loan documentation, (ii) servicing system tapes, (iii) Loan payment history, (iv) collections history and (v) the trial balances, as of the close of business on the day immediately preceding conversion to the Successor Servicer, reflecting all applicable Loan information.  The current Servicer shall be obligated to pay the costs associated with the transfer of the servicing files and records to the Successor Servicer.

(c)           The Successor Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Successor Servicer acting in accordance with information prepared or supplied by a Person other than the Successor Servicer or the failure of any such Person to prepare or provide such information.  The Successor Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Trust Depositor or the Trustees or for any inaccuracy or omission in a notice or communication received by the Successor Servicer from any third party or (ii) which is due to or results from the invalidity, unenforceability of any Loan under Requirements of Law or the breach or the inaccuracy of any representation or warranty made with respect to any Loan.

(d)           If the Indenture Trustee or any other Successor Servicer assumes the role of Successor Servicer hereunder, such Successor Servicer shall be entitled to the benefits of (and subject to the provisions of) Section 5.05 concerning delegation of duties to subservicers.

Section 8.09                            Rating Agency Condition for Servicer Transfer.

Notwithstanding the foregoing provisions relating to a Servicer Transfer, no Servicer Transfer shall be effective hereunder unless prior written notice thereof shall have been given to the Rating Agencies, and the Rating Agency Condition shall have been satisfied with respect thereto.

ARTICLE IX

REPORTS

Section 9.01                            Monthly Reports.

With respect to each Payment Date and the related Collection Period, the Servicer will provide to each Trustee, the Backup Servicer, each Rating Agency and the Initial Purchaser on the related Determination Date, a monthly statement (a “Monthly Report”) substantially in the form of Exhibit H hereto.  On each Payment Date, the Indenture Trustee will forward or make available to each Noteholder and each Swap Counterparty a copy of the Monthly Report.

Section 9.02                            Officer’s Certificate.

Each Monthly Report delivered pursuant to Section 9.01 shall be accompanied by a certificate of a Servicing Officer certifying the accuracy of the Monthly Report and that no Servicer Default or event that with notice or lapse of time or both would become a Servicer Default has occurred, or if such event has occurred and is continuing, specifying the event and its status.

Section 9.03                            Other Data.

In addition, the Servicer shall, upon the request of any Trustee, the Backup Servicer or any Rating Agency, furnish such Trustee, Rating Agency or the Backup Servicer, as the case may be, such underlying data used to generate a Monthly Report as may be reasonably requested.  The Servicer will also forward to the Indenture Trustee, the Owner Trustee, each Swap Counterparty, each Rating Agency and the Initial Purchaser (a) within sixty (60) days after each calendar quarter (except the fourth calendar quarter), commencing with the quarter ending June 30, 2002, the unaudited quarterly financial statement of the Servicer and (b) within ninety (90) days after each fiscal year of the Servicer, commencing with the fiscal year ending December 31, 2002, the audited annual financial statement of the Servicer, together with the related report of the independent accountants to the Servicer.  On the Payment Date following the receipt of each such financial statements and report, the Indenture Trustee will forward to each Noteholder of record a copy of such financial statements and report.

Section 9.04                            Annual Report of Accountants.

(a)           The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee, each Swap Counterparty, the Backup Servicer and each Rating Agency, on or before March 31 (ninety (90) days after the end of the Servicer’s fiscal year) of each year, beginning on March 31, 2003, a report addressed to the Board of Directors of the Servicer, the Indenture Trustee and the Owner Trustee indicating that (i) with respect to the twelve (12) months ended the immediately preceding December 31, to the effect that such Independent Accountants have audited the financial statements of the Servicer, that as part of that audit, nothing came to the attention of such Independent Accountant that causes them to believe that the Servicer was not in compliance with any of the terms, covenants, provisions or conditions of the relevant sections of the Agreement, insofar as they relate to accounting matters, except for such exceptions as such Independent Accountants shall believe to be immaterial and such other exceptions as shall be set forth in such report, (ii) in connection with the Independent Accountant’s audit of the Servicer, there were no exceptions or errors in records related to Loans serviced by the Servicer, except for such exceptions as such Independent Accountants shall believe to be immaterial and such other exceptions as shall be set forth in such report, and (iii) the Independent Accountant has performed certain procedures as agreed by the Servicer, the Indenture Trustee (subject to the provisions of this subsection 9.04(a)) and the Owner Trustee, whereby the Independent Accountant will obtain the Monthly Report for four months with respect to the twelve (12) months ended the immediately preceding December 31 and, for each Monthly Report, the Independent Accountant will agree all amounts in the Monthly Report to the Servicer’s computer, accounting and other reports, which will include in such report any amounts which were not in agreement.  In the event such firm of Independent Accountants requires the Indenture Trustee to agree to the procedures performed by such firm of Independent Accountants, the Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)           The Independent Accountant’s report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

Section 9.05                            Annual Statement of Compliance from Servicer.

The Servicer will deliver to the Trustees, each Swap Counterparty and each of the Rating Agencies, within ninety (90) days of the end of each fiscal year commencing with the year ending December 31, 2002, an Officer’s Certificate stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to such officer’s knowledge, based on such review, the Servicer has fully performed or caused to be performed in all material respects all its obligations under this Agreement and no Servicer Default has occurred or is continuing, or, if there has been a Servicer Default, specifying each such default known to such officer and the nature and status thereof and the steps being taken or necessary to be taken to remedy such event.  A copy of such certificate may be obtained by any Securityholder by a request in writing to the Indenture Trustee, with respect to any Noteholder, or the Owner Trustee, with respect to any Certificateholder.

Section 9.06                            Annual Summary Statement.

Within ninety (90) days of the end of each fiscal year, commencing December 31, 2002, the Servicer shall prepare and provide to each Trustee, each Swap Counterparty and each Rating Agency a cumulative summary of the information required to be included in the Monthly Reports for the Collection Periods ending during the immediately preceding calendar year.

Section 9.07                            Reports of Foreclosure and Abandonment of Mortgaged Property.

Each year the Servicer shall make the reports of foreclosures and abandonment of any mortgaged property included in the Collateral as and to the extent required by § 6050J of the Code.  Promptly after filing any such report with the Code, the Servicer shall provide the Indenture Trustee with an Officer’s Certificate certifying that such report has been filed.

Section 9.08                            Notices.

(a)           The Servicer shall furnish to the Indenture Trustee and each Swap Counterparty (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) given to or received from its other lenders and (ii) immediately, notice of the occurrence of any Event of Default or Servicer Default or of any situation which the Servicer reasonably expects to develop into an Event of Default or Servicer Default.

(b)           The Servicer also agrees to make available on a reasonable basis to any Noteholder or Swap Counterparty a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit any Noteholder or Swap Counterparty, at such Noteholder’s or Swap Counterparty’s sole cost and expense, upon reasonable advance notice and subject to reasonable confidentiality restrictions, to inspect the Servicer’s servicing facilities during normal business hours and in a manner that does not unreasonably interfere with the Servicer’s normal operations or customer or employee relations for the purpose of satisfying such Noteholder or Swap Counterparty that the Servicer has the ability to service the Loans in accordance with this Agreement.

ARTICLE X

TERMINATION

Section 10.01                           Sale of Loan Assets.

(a)           Upon any sale of the assets of the Issuer pursuant to Section 9.02 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee in writing to deposit the proceeds from such sale after all payments and reserves therefrom have been made (the “Insolvency Proceeds”) in the Collection Account.  On the Payment Date on which the Insolvency Proceeds are deposited in the Collection Account (or, if such proceeds are not so deposited on a Payment Date, on the Payment Date immediately following such deposit), the Servicer shall instruct the Indenture Trustee in writing to allocate and apply (after the application on such Payment Date of Available Amounts pursuant to Section 7.05) the Insolvency Proceeds as if (and in the same order of priority as) the Insolvency Proceeds were Available Amounts being allocated and distributed on such date pursuant to subsection 7.05(c).

(b)           As described in Article IX of the Trust Agreement, notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Indenture Trustee and each Swap Counterparty as soon as practicable after the Servicer has received notice thereof.

(c)           Following the satisfaction and discharge of the Indenture, the payment in full of the principal of and interest on the Notes, the termination of all Swap Transactions then outstanding under all Swaps then in effect and the payment in full of all amounts, including Swap Breakage Costs, payable to such Swap Counterparties upon such terminations, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of the Indenture Trustee pursuant to this Agreement.

ARTICLE XI

REMEDIES UPON MISREPRESENTATION; REPURCHASE OPTION

Section 11.01                           Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

Upon a discovery by the Servicer, the Trust Depositor or the Trustees of a breach of a representation or warranty of the Originator and the Trust Depositor as set forth in Section 3.01, Section 3.02, Section 3.03, Section 3.04, and Section 3.05, or as made or deemed made in any Addition Notice or any Subsequent Purchase Agreement relating to Substitute Loans, that materially and adversely affects the interest of the Noteholders or any Swap Counterparty in such Loan (in either case without regard to the benefits of the Reserve Fund) (an “Ineligible Loan”), or of an inaccuracy with respect to the representations as to concentrations of the Initial Loans made under Section 3.05, the party discovering the breach shall give prompt written notice to the other parties (and the Servicer shall, with respect to an inaccuracy concerning concentrations, select one or more Loans, without employing adverse selection, to be the related Excess Loan for purposes of this Section); provided, that, the Trustees shall have no duty or obligation to inquire or to investigate the breach by the Originator of any of such representations or warranties.  The Trust Depositor and the Originator shall repurchase each such Ineligible Loan or Excess Loan, at a repurchase price equal to the Transfer Deposit Amount, not later than the next succeeding Determination Date following the date the Trust Depositor or the Originator becomes aware of, or receives written notice from any Trustee, the Servicer or the Trust Depositor of, any such breach or inaccuracy and which breach or inaccuracy has not otherwise been cured; provided, however, that if the Trust Depositor and the Originator are able to effect a substitution for any such Ineligible Loan or Excess Loan in compliance with Section 2.04, the Trust Depositor and the Originator may, in lieu of repurchasing such Loan, effect a substitution for such affected Loan with a Substitute Loan not later than the date a repurchase of such affected Loan would be required hereunder; and provided, further, that, with respect to a breach of a representation or warranty relating to the Loans in the aggregate and not to any particular Loan, the Trust Depositor and the Originator may select Loans (without adverse selection) to repurchase (or substitute for) such that, had such Loans not been included as part of the Loan Assets (and, in the case of a substitution, had such Substitute Loan been included as part of the Loan Assets instead of the selected Loan), there would have been no breach of such representation or warranty.  Notwithstanding any other provision of this Agreement, the obligation of the Trust Depositor and the Originator described in this Section 11.01 shall not (a) terminate or be deemed released by any party hereto upon a Servicer Transfer pursuant to Article VIII or (b) include any obligation to make payment on account of a breach of a Loan by an Obligor subsequent to the date on which such Loan was transferred to the Issuer.  The repurchase obligation described in this Section 11.01 is in no way to be satisfied with monies in the Reserve Fund.

Section 11.02                     Reassignment of Repurchased or Substituted Loans.

Upon receipt by the Indenture Trustee for deposit in the Collection Account of the amounts described in Section 11.01 (or upon the Subsequent Transfer Date related to a Substitute Loan described in Section 11.01), and upon receipt of an Officer’s Certificate of the Servicer in the form attached hereto as Exhibit F, the Indenture Trustee and the Issuer shall assign to the Trust Depositor, and the Trust Depositor shall assign to the Originator, all of the Issuer’s and the Indenture Trustee’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty.  Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances required to be made hereunder or otherwise be deemed a part of the Loan Pool.

ARTICLE XII

INDEMNITIES

Section 12.01                     Indemnification by Servicer.

The Servicer agrees to indemnify, defend and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such and in its individual capacity), each Swap Counterparty (as such and in its individual capacity) and each Noteholder and Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of the Servicer to perform its duties and service the Loans in compliance with the terms of this Agreement, except to the extent arising from (a) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (b) an Obligor’s financial difficulty.  The Servicer shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by any party with respect to this Agreement, and the Servicer shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.

Section 12.02                     Indemnification by Trust Depositor.

(a)           The Trust Depositor agrees to indemnify, defend, and hold the Indenture Trustee (as such and in its individual capacity), the Owner Trustee (as such and in its individual capacity), the Backup Servicer (as such and in its individual capacity), each Swap Counterparty (as such and in its individual capacity) and each Noteholder and Certificateholder harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that such Person may sustain as a result of the material failure of the Trust Depositor to perform its duties in compliance with the terms of this Agreement and in the best interests of the Securityholders and the Swap Counterparties, except to the extent arising from (a) the gross negligence, willful misconduct or fraud by the Person claiming indemnification or (b) an Obligor’s financial difficulty.  The Trust Depositor shall immediately notify the Indenture Trustee and the Owner Trustee if a claim is made by a third party with respect to this Agreement, and the Trust Depositor shall assume (with the consent of the indemnified party) the defense and any settlement of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the indemnified party in respect of such claim.

(b)           The Trust Depositor agrees to indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Servicer from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, Maryland personal property replacement privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Loans to the Issuer or the issuance and original sale of the Securities, or asserted with respect to ownership of the Loans, or federal or other income taxes arising out of distributions on the Certificate or the Notes) and costs and expenses in defending against the same.

(c)           The Trust Depositor shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, and the Indenture Trustee, their officers, directors, agents and employees, from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and, in the case of the Owner Trustee, in the Trust Agreement and, in the case of the Indenture Trustee, in the Indenture, and any other document or transaction contemplated in connection herewith or therewith, except to the extent that such cost, expense, loss, claim, damage or liability in the case of (i) the Owner Trustee, shall be due to the willful misfeasance, bad faith or gross negligence of the Owner Trustee, or shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement, or (ii) the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence of the Indenture Trustee.

(d)           The Trust Depositor shall be liable directly to and will indemnify any injured party or any other creditor of the Issuer for all losses, claims, damages, liabilities and expenses of the Issuer to the extent that the Trust Depositor would be liable if the Issuer were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Trust Depositor were a general partner; provided, however, that the Trust Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes.  In addition, any third party creditors of the Issuer (other than in connection with the obligations described in the immediately preceding sentence for which the Trust Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph.  The obligations of the Trust Depositor under this paragraph shall be evidenced by the Certificate described in the Trust Agreement.

(e)           The Trust Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee, their officers, directors, agents and employees, from and against any loss, liability or expense incurred by reason of the Trust Depositor’s or Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

Section 12.03                     Liabilities to Obligors.

No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trustees, the Issuer, the Securityholders or the Swap Counterparties under or as a result of this Agreement and the transactions contemplated hereby.

Section 12.04                     Tax Indemnification.

(a)           The Originator agrees to pay, and to indemnify, defend and hold harmless the Trust Depositor, the Issuer, the Trustees, the Backup Servicer, the Securityholders and the Swap Counterparties from, any taxes that may at any time be asserted with respect to, and as of the date of, the transfer of the Loans to the Trust Depositor, the transfer by the Trust Depositor of the Loans to the Issuer and the further pledge by the Issuer to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but not including any federal, state or other taxes arising out of the creation of the Issuer and the issuance of the Notes and Certificates), and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by the Originator or the Servicer under this Agreement or imposed against the Issuer, the Trustees, the Backup Servicer, a Noteholder, a Certificateholder, a Swap Counterparty or otherwise.  Notwithstanding any other provision of this Agreement, the obligation of the Originator under this Section 12.04 shall not terminate upon a Servicer Transfer pursuant to Article VIII of this Agreement and shall survive any termination of this Agreement.

(b)           The Originator agrees to pay and to indemnify, defend and hold harmless the Issuer, the Trustees and the Swap Counterparties, on an after–tax basis (as hereinafter defined), from any state or local personal property taxes, gross rent taxes, leasehold taxes or similar taxes that may at any time be asserted with respect to the ownership of the Loans (including security interests therein) and the receipt of rentals therefrom by the Issuer, and costs, expenses and reasonable counsel fees in defending against the same, excluding, however, taxes based upon or measured by gross or net income or receipts (other than taxes imposed specifically with respect to rentals). As used in this Section, the term “after–tax basis” shall mean, with respect to any payment to be received by an indemnified Person, that the amount to be paid by the Originator shall be equal to the sum of (i) the amount to be received without regard to this sentence, plus (ii) any additional amount that may be required so that, after reduction by all taxes imposed under any federal, state and local law, and taking into account any current credits or deductions arising therefrom, resulting either from the receipt of the payments described in both clauses (i) and (ii) hereof, such sum shall be equal to the amount described in clause (i) above.

Section 12.05                     Adjustments.

(a)           The Originator agrees that, with respect to each Loan that provides for a prepayment amount less than the amount calculated in accordance with the definition of “Prepayment Amount”, the Originator shall indemnify the Trust Depositor or the Issuer as assignee thereof in an amount at least equal to the excess of the Prepayment Amount as calculated in accordance with the definition thereof over the amount otherwise payable upon prepayment of such Loan.

(b)           The Originator hereby further agrees that if any real property collateral securing any Loan described in subsection 3.02(d) hereof becomes the subject of any claims, proceedings, Liens or encumbrances with respect to any material violation or claimed material violation of any federal or state environmental laws or regulations, such Loan shall for all purposes hereunder be, at and following the time of discovery by the Originator, the Trust Depositor, the Servicer or any Trustee (it being understood and agreed that such Trustee is under no duty of investigation) of such fact, deemed an Ineligible Loan subject to the same remedial and recourse provisions hereunder as other Loans determined to be Ineligible Loans hereunder.

Section 12.06                     Operation of Indemnities.

Indemnification under this Article XII shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer, Trust Depositor or Originator has made any indemnity payments pursuant to this Article XII and the indemnified party thereafter collects any of such amounts from others, the indemnified party will repay such amounts collected to the Servicer, the Originator or the Trust Depositor, as applicable, except that any payments received by the indemnified parties from an insurance provider as a result of the events under which the Servicer’s, the Originator’s or the Trust Depositor’s, as applicable, indemnity payments arose shall be repaid prior to any repayment of the Servicer’s, the Originator’s or the Trust Depositor’s, as applicable, indemnity payment.

ARTICLE XIII

MISCELLANEOUS

Section 13.01                     Amendment.

(a)           This Agreement may be amended by the Originator, the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, collectively, without the consent of any Securityholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement that are inconsistent with the provisions herein, or to add any other provisions with respect to matters or questions arising under this Agreement that shall not be inconsistent with the provisions of this Agreement; provided, however, (i) that the consent of the Noteholders shall be required unless the Issuer obtains an Opinion of Counsel stating that the amendment does not adversely affect in any material respect the interests of any Holder of the Class A Notes or Class B Notes, (ii) the consent of each Swap Counterparty shall be required for any amendments to subsection 5.17(h), and (iii) for all other such amendments, the consent of each Swap Counterparty shall be required unless the Issuer obtains an Opinion of Counsel stating that the amendment does not adversely affect in any material respect the interests of the Swap Counterparties.

(b)           This Agreement may also be amended from time to time by the Originator, the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee on behalf of the Issuer, with the consent of the Required Holders and the Swap Counterparties, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Securityholders or the Swap Counterparties; provided, however, that no such amendment shall,

(1)           increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the method of calculating distributions which are required to be made on any Note or the Certificate or the principal amount of the Notes or the Certificate without the consent of each Securityholder affected thereby; or

(2)           change the manner in which the Reserve Fund is applied, without the consent of each Noteholder affected thereby; or

(3)           reduce the aforesaid percentage required to consent to any amendment (including through amendment of related definitions) without the consent of each Noteholder affected thereby; or

(4)           modify, amend or supplement the provisions of this Agreement relating to the allocation of collections on the Loans without the consent of each Noteholder affected thereby; or

(5)           make any security issued by the Issuer payable in money other than U.S. dollars without the consent of each Noteholder affected thereby;

(c)           Prior to the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each Rating Agency.

(d)           Promptly after the execution of any such amendment or consent, the Owner Trustee and the Indenture Trustee, as the case may be, shall furnish written notification of the substance of such amendment or consent to each Certificateholder and Noteholder, respectively.  It shall not be necessary for the consent of the Securityholders or the Swap Counterparties pursuant to subsection 13.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization by the Securityholders and the Swap Counterparties of the execution thereof shall be subject to such reasonable requirements as the Owner Trustee or the Indenture Trustee may prescribe.

(e)           Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized and permitted by this Agreement.  Such Trustee may, but shall not be obligated to, enter into any such amendment that affects such Trustee’s own rights, duties, indemnities or immunities under this Agreement or otherwise.

Section 13.02                     Protection of Title to Issuer.

(a)           The Servicer shall execute and file such financing statements, and cause to be executed and filed such amendments or continuation statements, all in such manner and in such places as may be required by Requirements of Law fully to preserve, maintain and protect the interest of the Issuer, the Securityholders, the Swap Counterparties, the Indenture Trustee and the Owner Trustee in the Loans and in the proceeds thereof.  The Servicer shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file–stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)           The Servicer shall maintain or cause to be maintained accounts and records as to each Loan accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Loan, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Loan and the amounts from time to time deposited in or credited to the Collection Account, including identifying amounts credited to the Interest Collection Account and the Principal Collection Account in respect of each Loan.

(c)           The Servicer shall maintain or cause to be maintained its computer systems so that, from and after the time of sale under this Agreement of the Loans, the Servicer’s master computer records (including any backup archives) that shall refer to a Loan indicate clearly the interest of the Issuer and the Indenture Trustee in such Loan and that such Loan is owned by the Issuer and has been pledged to the Indenture Trustee.  Indication of the Issuer’s ownership of and the Indenture Trustee’s interest in a Loan shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Loan shall have been paid in full or repurchased or substituted for.

(d)           The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, each Swap Counterparty and each Rating Agency promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee and reciting the details of each filing or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 13.03                     Governing Law.

(a)           This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties under the Agreement shall be determined in accordance with such laws.

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this subsection 13.03(b).

Section 13.04                     Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one (1) Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an Authorized Officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(i)            If to the Servicer, the Originator or the Swap Guarantor:

American Capital Strategies, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland  20814

Attention:                              Compliance Officer

Facsimile No.:                       (301) 654–6714

(ii)           If to the Trust Depositor:

ACAS Business Loan LLC, 2002–1

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland  20814

Attention:                              Compliance Officer

Facsimile No.:                       (301) 654–6714

(iii)          If to the Indenture Trustee:

Wells Fargo Bank Minnesota, National Association

Sixth Street and Marquette Avenue

MAC N9311–161

Minneapolis, Minnesota  55479

Attention:                              Corporate Trust Services/Asset Backed Administration

Facsimile No.:                       (612) 667–3464

(iv)          If to the Owner Trustee:

First Union Trust Company, National Association

One Rodney Square, 1st Floor

920 King Street

Wilmington, Delaware  19801

Attention:                              Corporate Trust Administration

Facsimile No.:                       (302) 888–7544

(v)           If to the Issuer:

ACAS Business Loan Trust 2002–1

c/o First Union Trust Company, National Association

One Rodney Square, 1st Floor

920 King Street

Wilmington, Delaware  19801

Attention:                              Corporate Trust Administration

Facsimile No.:                       (302) 888–7544

(vi)          If to S&P:

Standard & Poor’s Ratings Service

55 Water Street

41st Floor

New York, New York 10041

Attention:                              Surveillance:  Asset–Backed Services

Facsimile No.:                       (212) 438–2662

(vii)         If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

4th Floor

New York, New York 10007

Attention:                              ABS Monitoring Department

Facsimile No.:                       (212) 553–0344

(viii)        If to Fitch:

Fitch, Inc.

One State Street Plaza

New York, New York 10004

Attention:                              CDO Surveillance

Facsimile No.:                       (212) 514–6501

(ix)           If to the Initial Purchaser:

First Union Securities, Inc.

One Wachovia Center, Mail Code: NC0610

301 South College Street

Charlotte, North Carolina  28288–0610

Attention:                              Asset Securitization Division

Facsimile No.:                       (704) 383–4012

(x)            If to a Swap Counterparty:

                At the address set forth for such party in the applicable Swap.

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 13.05                     Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes, the Certificates or the rights of the Holders thereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenants, agreements, provisions or terms in any other jurisdiction.

Section 13.06                     Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party, other than the Swap Counterparties and the Owner Trustee, shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 13.07                     Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 13.08                     Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 13.09                     No Bankruptcy Petition; Disclaimer.

(a)           Each of the Originator, the Indenture Trustee, the Servicer, the Issuer acting through the Owner Trustee and each Holder (by acceptance of the applicable Securities) covenants and agrees that, prior to the date that is one (1) year and one (1) day after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor, or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States; provided, however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim or otherwise participating in any such proceedings instituted by any other Person.  This Section 13.09 will survive the termination of this Agreement.

(b)           The Issuer acknowledges and agrees that the Certificates represent a beneficial interest in the Issuer and Loan Assets only and the Securities do not represent an interest in any assets (other than the Loan Assets) of the Trust Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Loan Assets and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent that the Trust Depositor enters into other securitization transactions as contemplated in Section 6.07, the Issuer acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein), other than the Loan Assets, conveyed or purported to be conveyed (whether by way of a sale, capital contribution or by the granting of a Lien) by the Trust Depositor to any Person other than the Issuer (the “Other Assets”).

(c)           To the extent that, notwithstanding the agreements contained in this subsection 13.09, the Issuer, any Securityholder or any Swap Counterparty, either (i) asserts an interest in or claim to, or benefit from any Other Assets, whether asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, or (ii) is deemed to have any interest, claim or benefit in or from any Other Assets, whether by operation of law, legal process or pursuant to applicable provisions of Insolvency Laws or otherwise (including without limitation pursuant to Section 1111(b) of the federal Bankruptcy Code, as amended), and whether deemed asserted against or through the Trust Depositor or any other Person owned by the Trust Depositor, then the Issuer, each Securityholder by accepting a Note or Certificate and each Swap Counterparty further acknowledges and agrees that any such interest, claim or benefit in or from the Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Trust Depositor that, under the terms of the documents relating to the securitization of the Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution under Requirements of Law, including Insolvency Laws, and whether asserted against the Trust Depositor or any other Person owned by the Trust Depositor), including, without limitation, the payment of post–petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each of the Issuer, the Securityholders and the Swap Counterparties is deemed to have acknowledged and agreed that no adequate remedy at law exists for a breach of this Section 13.09 and that the terms and provisions of this Section 13.09 may be enforced by an action for specific performance.

(d)           The provisions of this Section 13.09 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Agreement.

Section 13.10                     Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non–exclusive jurisdiction of those courts.  Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 13.11                     Tax Characterization.

Notwithstanding the provisions of Section 2.01 and Section 2.04 hereof, the Trust Depositor and Owner Trustee agree that, for federal and State of Maryland income tax purposes and pursuant to Treasury Regulations Section 301.7701—3(b), in the event that the Trust Certificates and the Class C Notes are owned by a single holder, the Issuer is to be disregarded as an entity separate from the Trust Depositor, and in the event that the Trust Certificates and Class C Notes are owned by more than one holder, the Issuer is to be treated as a partnership the partners of which are the holders of the Trust Certificates and Class C Notes.

Section 13.12                     Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a)           Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b)           Purchase any Notes or Certificates in an agency or trustee capacity; or

(c)           Except in its capacity as Servicer as provided in this Agreement, lend any money to the Issuer.

Section 13.13                     Merger or Consolidation of Originator or Servicer.

(a)           Each of the Originator and the Servicer will keep in full force and effect its existence, rights and franchise as a Delaware corporation, and each of the Originator and the Servicer will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(b)           Any Person into which the Originator or the Servicer, as the case may be, may be merged or consolidated, or any corporation resulting from such merger or consolidation to which the Originator or the Servicer, as the case may be, is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Originator or the Servicer, as the case may be, shall be the successor to the Originator or the Servicer, as the case may be, hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary.

(c)           Upon the merger or consolidation of the Originator or the Servicer, as the case may be, as described in this Section 13.13, the Originator or the Servicer, as the case may be, shall provide the Indenture Trustee, each Swap Counterparty and the Rating Agencies notice of such merger, consolidation or transfer of substantially all of the assets and business within thirty (30) days after completion of the same.

Section 13.14                           Assignment or Delegation by the Originator.

Except as specifically authorized hereunder, the Originator may not convey and assign or delegate any of its rights or obligations hereunder absent the prior written consent of the Trust Depositor, the Trustees and each Swap Counterparty, and any attempt to do so without such consent shall be void.

Section 13.15                           Limitation of Liability of Owner Trustee.

First Union Trust Company, National Association acts on behalf of the Issuer solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Issuer by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Trust Estate under the Trust Agreement for payment or satisfaction thereof.  The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Transaction Document, the Notes, or of any Loan or related documents.  The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Loan, the perfection and priority of any security interest created by any Loan in any Collateral, the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate under the Trust Agreement or its ability to generate the payments to be distributed to the Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, without limitation, (i) the existence, condition and ownership of any Collateral; (ii) the existence and enforceability of any insurance thereon; (iii) the existence and contents of any Loan on any computer or other record thereof; (iv) the validity of the assignment of any Loan to the Issuer or of any intervening assignment; (v) the completeness of any Loan; (vi) the performance or enforcement of any Loan; (vii) the compliance by the Issuer, the Trust Depositor or the Servicer with any covenant, agreement or other obligation or the accuracy of any warranty or representation made under any Transaction Document or in any related document; or (viii) or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee or the Issuer.

Section 13.16                           No Partnership.

Nothing herein contained shall be deemed or construed to create a co–partnership or joint venture between the parties hereto, and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Holders.

Section 13.17                           Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 13.18                           Acts of Holders.

Except as otherwise specifically provided herein, whenever Holder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Holders if the Required Holders agree to take such action or give such consent or approval.

Section 13.19                           Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided.

Section 13.20                     Servicer Assignment and Resignation.

The Servicer shall not assign its rights and duties under this Agreement (other than in connection with a subservicing arrangement) nor resign from the obligations and duties hereby imposed on it as Servicer except (i) by mutual consent of the Servicer, the Indenture Trustee, the Swap Counterparties and the Required Holders, (ii) in connection with a merger, conversion or consolidation permitted pursuant to Section 13.13 (in which case the Person resulting from the merger, conversion or consolidation shall be the successor of the Servicer), (iii) in connection with an assignment permitted pursuant to Section 13.13 (in which case the Assignee shall be the successor of the Servicer), or (iv) upon the Servicer’s determination that its duties hereunder are no longer permissible under Requirements of Law or administrative determination and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel to such effect delivered to the Indenture Trustee, which Opinion of Counsel shall be in form and substance reasonably acceptable to the Indenture Trustee.  No such resignation shall become effective until a successor has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 8.03.

ARTICLE XIV

SWAP GUARANTY

Section 14.01                     Unconditional Undertaking.

The Swap Guarantor hereby unconditionally and irrevocably guarantees to each Swap Counterparty the punctual payment when due of any Swap Breakage Costs due such Swap Counterparty under its Swap and any other Transaction Document (the “Swap Guaranty Requirements”).  In the event that the Issuer shall fail to pay the Swap Guaranty Requirements when the same shall be required to be paid under the applicable Swap or any such other document (it being understood that any payment by the Issuer in respect of Swap Breakage Costs would be paid pursuant to Section 7.05 hereof), then, upon either actual knowledge of an officer of the Swap Guarantor or demand of the Indenture Trustee or the applicable Swap Counterparty, the Swap Guarantor shall make payment upon demand to the applicable Swap Counterparty to allow such Swap Guaranty Requirements to be satisfied.  The Swap Guarantor shall also pay all costs, fees and expenses (including reasonable attorneys fees) incurred by each Swap Counterparty in collecting or enforcing the Swap Guarantor’s obligations hereunder.

Section 14.02                     Obligations Absolute.

The Swap Guarantor undertakes that, subject to the provisions of Section 14.01, the Swap Guaranty Requirements will be paid strictly in accordance with the terms of this Agreement or any other Transaction Document, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the applicable Swap Counterparty with respect thereto.  A separate action or actions may be brought and prosecuted against the Swap Guarantor to enforce the provisions of this Article XIV, irrespective of whether any action is brought against the Issuer or whether the Issuer is joined in any such action or actions.  The liability of the Swap Guarantor under this Article XIV shall be absolute and unconditional irrespective of:

(i)            any lack of validity or enforceability of any other provision of this Agreement or any other Transaction Document as against the Originator, the Trust Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Issuer;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Swap Guaranty Requirements, or any other amendment or waiver of or any consent to departure from any other provision of this Agreement or any Transaction Document;

(iii)          any taking, exchange, release or non–perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Swap Guaranty Requirements;

(iv)          any manner of application of collateral, or proceeds thereof, to all or any of the Swap Guaranty Requirements, or any manner of sale or other disposition of any collateral for all or any of the Swap Guaranty Requirements or any other assets of the Originator, the Trust Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Issuer;

(v)           any change, restructuring or termination of the corporate structure or existence of the Originator, the Trust Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Issuer; or

(vi)          any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Originator, the Trust Depositor, the Servicer, the Backup Servicer, the Indenture Trustee, the Owner Trustee or the Issuer.

This Article XIV shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Swap Guaranty Requirements is rescinded or must otherwise be returned by a Swap Counterparty upon the insolvency, bankruptcy or reorganization of the Issuer or the Swap Guarantor or otherwise, all as though payment had not been made.  No provision of this Article XIV may be amended, supplemented or modified, or any of the terms hereof waived with respect to a Swap Counterparty, except in a writing signed by the Swap Counterparties and the Swap Guarantor.

Section 14.03                     Pari Passu Treatment of Obligations of Swap Guarantor.

The Swap Guaranty Requirements of the Swap Guarantor under this Article XIV do rank and will rank pari passu in priority of payment with all other unsecured and unsubordinated obligations for borrowed money of the Swap Guarantor.

Section 14.04                     Waiver.

The Swap Guarantor hereby waives notice of acceptance of this guaranty and of the extension or continuation of the Swap Guaranty Requirements or any part thereof, presentment, protest, notice, demand, action or delinquency in respect of the Swap Guaranty Requirements or any part thereof, any other notice with respect to any of the Swap Guaranty Requirements and this Article XIV, and any requirement that the parties to this Agreement protect, secure, perfect or insure any security interest or Lien or any property subject thereto, or exhaust any right or take any action against the Issuer or any other Person, entity or any collateral.

Section 14.05                     Subrogation.

Until payment in full in cash of all of the Swap Guaranty Requirements, all other amounts payable under all Swaps and all amounts payable to the Class A and Class B Noteholders under this Agreement and the other Transaction Documents have been paid in full (including, without limitation, the Outstanding Principal Balance of the Class A Notes and Class B Notes being reduced to zero and all interest thereon having been paid in full), the Swap Guarantor hereby waives and releases all rights of subrogation against the Issuer and its property and all rights of indemnification, contribution and reimbursement from the Issuer and its property, in each case in connection with this Article XIV and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ACAS BUSINESS LOAN TRUST 2002–1

By:	FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as the Owner Trustee on behalf of the Issuer

By:
Name:
Title:

ACAS BUSINESS LOAN LLC, 2002–1, as the Trust Depositor

By:
Name:
Title:

AMERICAN CAPITAL STRATEGIES, LTD., as the Servicer, as the Originator and as the Swap Guarantor

By:
Name:
Title:

[Signatures Continued on the Following Page]

S-1

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as the Indenture Trustee and the Backup Servicer

By:
Name:
Title:

S-2